UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes: Reg. (s) 240.14a-101 SEC 1913 (3-99)

Sempra Energy®
2016
ANNUAL MEETING
Notice of 2016
Annual Shareholders Meeting
and Proxy Statement
May 12, 2016
Newport Beach, California

March 25, 2016

Dear Fellow Shareholders:

Please plan to join us at our Annual Shareholders Meeting at 9 a.m. local time, May 12, 2016, at the Newport Beach Marriott Hotel in Newport Beach, California.

The past year has posed market and operational challenges for our industry. Share prices in the energy and utility sectors fell with lower natural gas and oil prices and the prospect of higher interest rates.

In addition, a natural gas leak at Southern California Gas Company’s Aliso Canyon natural gas storage facility outside Los Angeles was discovered in October 2015 and was permanently sealed in February 2016. We make operational excellence a top priority and recognize the disruption the leak has caused to the community surrounding the Aliso Canyon facility. SoCalGas has been committed to helping local residents return to their normal lives as quickly as possible and supports forward-looking regulations to help ensure the safety of natural gas storage operations in the future. Your management team and Board of Directors have been actively engaged in this issue and remain focused on the critical importance of safe and reliable operations.

Despite these challenges, Sempra Energy continues to successfully execute its five-year plan. We have provided investors with superior long-term returns: Our total shareholder return has outperformed both the Standard & Poor’s 500 Index and the Standard & Poor’s 500 Utilities Index for both the past 5- and 10-year periods. Over the past five years, we also have nearly doubled the size of our dividend, including an 8-percent increase in February 2016.

Enclosed you will find a meeting notice, a related proxy statement, a proxy or voting instruction card and our 2015 Annual Report to Shareholders. Whether or not you plan to attend the meeting, we encourage you to read the materials and promptly vote your shares. Your Board of Directors is committed to maintaining strong governance practices, and part of good governance is ensuring that we receive shareholder input through our shareholder outreach programs and actively encouraging all shareholders to vote their shares. As in past years, there are several ways to vote: by completing, signing, dating and returning the enclosed proxy or voting instruction card; by telephone; or via the Internet.

We appreciate your vote and hope you can attend the Annual Shareholders Meeting on May 12.

Sincerely,

Debra L. Reed

Chairman and Chief Executive Officer

William C. Rusnack

Lead Independent Director

488 8th Avenue, San Diego, California 92101

(877) 736-7727

Notice of Annual

Shareholders Meeting

Thursday, May 12, 2016

9:00 a.m., local time

Newport Beach Marriott Hotel, 900 Newport Center Drive, Newport Beach, California

Business Items

(1)	Elect the following director nominees, all of whom are currently directors: Alan L. Boeckmann; Kathleen L. Brown; Pablo A. Ferrero; William D. Jones; William G. Ouchi; Debra L. Reed; William C. Rusnack; William P. Rutledge; Lynn Schenk; Jack T. Taylor; and James C. Yardley.

(2)	Ratify independent registered public accounting firm.

(3)	Advisory approval of our executive compensation.

(4)	Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

Record Date

You are entitled to vote at the Annual Meeting or at any adjournment or postponement thereof only if you were a Sempra Energy shareholder at the close of business on March 17, 2016.

Meeting Admission

You are entitled to attend the Annual Meeting or any adjournment or postponement thereof only if you were a Sempra Energy shareholder at the close of business on March 17, 2016 or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket is included as part of your notice of Internet availability of proxy materials or proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring the admission ticket, your name must be verified against our list of registered shareholders and plan participants.

If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, you must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to March 17, 2016, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m. and you should allow ample time for check-in procedures.

Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 5 and to the instructions on your proxy or voting instruction card. This Notice of Annual Shareholders Meeting and Proxy Statement, the accompanying form of proxy or voting instruction card and our 2015 Annual Report to Shareholders are being provided to shareholders beginning on or about March 25, 2016.

Justin C. Bird

Corporate Secretary

Important Notice Regarding the Availability of Proxy Statement Materials for the

Annual Shareholders Meeting to be Held on May 12, 2016.

The Proxy Statement for the Annual Shareholders Meeting to be held on May 12, 2016 and the Annual Report to Shareholders are available on the Internet at www.astproxyportal.com/ast/Sempra.

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QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

Our Board of Directors is making these materials available to you over the Internet or by mailing paper copies to you in connection with Sempra Energy’s Annual Shareholders Meeting to be held on Thursday, May 12, 2016. As a shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide under Securities and Exchange Commission rules and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Shareholders Meeting;

•	Our proxy statement for the Annual Shareholders Meeting; and

•	Our 2015 Annual Report to Shareholders.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy or voting instruction card.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and certain executive officers, and other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the materials and how may I obtain an electronic or a paper copy of my proxy materials?

We furnish proxy materials over the Internet to shareholders who have not requested a paper copy. To conserve paper and reduce costs, we mail a notice about the Internet availability of the proxy materials.

All shareholders receiving the notice may access the proxy materials over the Internet and request a paper copy by mail or an electronic copy by email. The notice contains instructions on how to do so. It also contains instructions on how you may request proxy materials by mail or email on an ongoing basis.

If you are a shareholder of record and wish to receive paper copies of future proxy materials, please access www.voteproxy.com on the Internet. Click on Request Paper Copies of Materials, then click on Sempra Energy. You will see an option to elect to receive paper copies each year. You also may request to receive paper copies of future proxy materials by calling (888) 776-9962 from the United States and Canada or +1 (718) 921-8562 from other countries, or by emailing info@amstock.com.

If you are a shareholder of record and wish to request electronic delivery of proxy materials in the future, please access www.amstock.com on the Internet. Click on Shareholder Account Access and enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings Via Email and provide your email address.

If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.

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QUESTIONS AND ANSWERS

5.	Why did I not receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our shareholders, including those who previously have requested paper copies, with a paper copy of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by email to our shareholders who previously have elected electronic delivery. The email contains a link to the website where the proxy materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?

The notice about the Internet availability of the proxy materials, proxy card and voting instruction card contains instructions on how to view our proxy materials on the Internet. As stated in the Notice of Annual Shareholders Meeting, you can view these materials on the Internet at www.astproxyportal.com/ast/Sempra.

7.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting our proxy solicitor, Georgeson LLC, at:

(888) 549-6618 (U.S. and Canada) +1 (781) 575-2137 (International) SempraEnergy@georgeson.com

A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please call our transfer agent, American Stock Transfer & Trust Company, LLC at:

(888) 776-9962 (U.S. and Canada) +1 (718) 921-8562 (International)

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Shareholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Sempra Energy Attn: Shareholder Services 488 8th Avenue San Diego, CA 92101 investor@sempra.com

8.	Who pays the cost of soliciting proxies for the Annual Meeting?

Sempra Energy is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting proxies.

Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We also have hired Georgeson LLC to assist us in distributing proxy materials and soliciting proxies. We will pay a base fee of $30,000, plus customary costs and expenses for these services.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

SEMPRA ENERGY - 2016 Proxy Statement    3

QUESTIONS AND ANSWERS

Proposals To Be Voted On

9.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

•	Election of directors.

•	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

•	Advisory approval of our executive compensation.

10.	What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all nominees for election as directors or on any other matter to be voted on at the Annual Meeting.

11.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of its nominees for election to the board; “FOR” the ratification of our independent registered public accounting firm; and “FOR” the advisory approval of our executive compensation.

12.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum consisting of a majority of our outstanding shares must be present in person or represented by proxy.

In order for shareholders to elect directors or approve a proposal, such director or proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares.

If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee or on any other proposal.

13.	What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

14.	Is my vote confidential?

Our Employee Savings Plans automatically provide for confidential voting for the shares in those plans. Other shareholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

They also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide shareholders with confidential voting comparable to that which we provide.

15.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs.

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QUESTIONS AND ANSWERS

How You Can Vote

16.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on March 17, 2016, the record date for the Annual Meeting and any adjournment or postponement thereof. You may vote all shares owned by you on the record date, including

(a) shares held directly in your name as the shareholder of record and (b) shares held for you as the beneficial owner through a bank, broker or other nominee. On the record date, 249,300,129 shares of our common stock were outstanding.

17.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the company or to another person, or to vote your shares in person at the Annual Meeting. You have received either a proxy card to use in voting your shares or a notice of Internet availability of our proxy materials, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. You are also the beneficial owner of any shares that you may own through our Employee Savings Plans.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct,

and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

18.	How can I vote in person at the Annual Meeting?

You may vote in person at the Annual Meeting or any adjournment or postponement thereof those shares that you hold in your name as the shareholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares. You may not vote in person those shares you own through our Employee Savings Plans. Please see Question 24 for deadlines to vote such shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

19.	How can I vote without attending the Annual Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Annual Meeting or any adjournment or postponement thereof. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Internet – Shareholders who have received a notice of the availability of our proxy materials by mail or email may vote over the Internet by following the instructions in the notice or email. Those who have received a paper copy of the proxy or voting instruction card by mail may vote over the Internet by following the instructions on the card.

Voting by Telephone – Shareholders of record may vote by telephone by calling (800) 776-9437 from the United States and Canada or +1 (718) 921-8500 from other countries and following the instructions. When voting by telephone, shareholders must have available the control number included on their proxy card, notice of availability of proxy materials or email notification.

Most shareholders who are beneficial owners of their shares and have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These shareholders should check the card for telephone voting availability.

Voting by Mail – Shareholders who have received a paper copy of these proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card.

SEMPRA ENERGY - 2016 Proxy Statement    5

QUESTIONS AND ANSWERS

20.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. Except for shares held in our Employee Savings Plans, if you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

21.	How are shares held in Employee Savings Plans voted? What happens if I do not timely vote my shares?

If you hold shares through our Employee Savings Plans, they will be voted as you instruct on the proxy or voting instruction card provided to you.

If you sign and return your proxy or voting instruction card without giving specific instructions or you do not timely return your card, your shares will be voted in the discretion of Evercore Trust Company, N.A., the independent fiduciary and investment manager for the Sempra Energy Common Stock Fund under our Employee Savings Plans.

22.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors and the advisory approval of our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

23.	Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors.

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes in person as described in Question 18.

24.	When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof.

If you hold shares in our Employee Savings Plans, your voting instructions must be received by 8:00 a.m. Eastern time on Monday, May 9, 2016 for the plan trustee to vote your shares in accordance with your instructions.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

25.	May I change or revoke my vote?

You may change your vote at any time prior to the vote at the Annual Meeting, except that any change to your voting instructions for shares held in our Employee Savings Plans must be received by 8:00 a.m. Eastern time on Monday, May 9, 2016.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 28 prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

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QUESTIONS AND ANSWERS

26.	Who will serve as inspector of elections?

The inspector of elections will be a representative of American Stock Transfer & Trust Company, LLC.

Attending the Annual Meeting

27.	Who can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a Sempra Energy shareholder at the close of business on March 17, 2016, the record date for the Annual Meeting, or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are a shareholder of record or hold shares through our Direct Stock Purchase Plan or Employee Savings Plans, an admission ticket has been included as part of your notice of Internet availability of proxy materials or your proxy card. If you plan to attend the meeting, please bring the admission ticket with you. If you do not bring your admission ticket, your name must be verified against our list of shareholders of record and plan participants.

If you are not a shareholder of record but are the beneficial owner of shares held in street name through a bank, broker or other nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 17, 2016, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:00 a.m., and you should allow ample time for check-in procedures.

Shareholder Proposals and Director Nominations

28.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s Annual Shareholders Meeting?

Shareholder proposals that are intended to be included in our proxy materials for next year’s Annual Shareholders Meeting must be received by our Corporate Secretary no later than 5:00 p.m. San Diego time on November 25, 2016 and must be submitted to the following address:

Corporate Secretary Sempra Energy 488 8th Avenue San Diego, CA 92101

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.

Shareholder proponents must meet the eligibility requirements of the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.

See Question 29 for a description of the procedures in our bylaws through which shareholders may nominate and include director candidates in our proxy statement.

29.	How may I nominate director candidates or present other business for consideration at an Annual Shareholders Meeting?

Shareholders who wish to (i) submit director nominees for inclusion in our proxy materials for next year’s Annual Shareholders Meeting or (ii) nominate director candidates or present other items of business directly at next year’s Annual Shareholders Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 28. Any such notice also must include the information required by our bylaws (which may be obtained as provided in Question 31) and must be updated and supplemented as provided in the bylaws.

We recently amended our bylaws to give a shareholder, or a group of no more than 20 shareholders, who have continuously owned at least 3 percent of our outstanding shares entitled to vote in the election of directors for at least three years, the ability to nominate and include in our proxy statement up to the greater of two directors or 20 percent of the number of the company’s directors then in office, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Notice of director nominees submitted under these proxy access provisions must be received at least 120 days but not more than 150 days prior to the first anniversary of the date the proxy statement was first sent to shareholders in connection with the last Annual Shareholders Meeting. The period for the receipt from shareholders of any such notice for the 2017 Annual Shareholders Meeting will begin on October 26, 2016 and end on November 25, 2016.

SEMPRA ENERGY - 2016 Proxy Statement    7

QUESTIONS AND ANSWERS

For other proposals, including director nominations, that are not submitted for inclusion in our proxy materials for next year’s Annual Shareholders Meeting, we must receive the notice at least 90 days but not more than 120 days before the date corresponding to the first anniversary of the date of the last Annual Shareholders Meeting. The period for the receipt from shareholders of any such notice for the 2017 Annual Shareholders Meeting will begin on January 12, 2017 and end on February 11, 2017.

These above-mentioned notice requirements applicable under our proxy access and advance notice bylaw provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under the Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 28. These notice requirements also do not apply to questions that a shareholder may wish to ask at the Annual Shareholders Meeting.

30.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 28. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information

31.	How may I obtain financial and other information about Sempra Energy?

Our consolidated financial statements are included in our 2015 Annual Report to Shareholders that accompanies this proxy statement.

Additional information regarding the company is included in our Annual Report on Form 10-K, which we file with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the Securities and Exchange Commission are available on our website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs. We also will furnish a copy of our 2015 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Corporate Secretary at the address set forth in Question 28.

By writing to us, shareholders also may obtain, without charge, a copy of our bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.sempra.com and clicking on the “Investors” tab, then clicking on the “Governance” tab.

32.	What if I have questions for Sempra Energy’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone numbers:

American Stock Transfer & Trust Company, LLC Attn: Sempra Energy 6201 15th Avenue Brooklyn, NY 11219

(877) 773-6772 (U.S. and Canada) +1 (718) 921-8124 (International)

We have a dividend reinvestment and direct stock purchase program under which you may have all or a portion (but not less than 10 percent of each dividend) of your dividends automatically reinvested to purchase our shares. You also may elect to purchase additional shares through optional cash payments. This Program is offered only by means of a prospectus. For information about this program or to obtain a copy of the prospectus, please contact American Stock Transfer & Trust Company at the address or the phone numbers listed to the left.

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QUESTIONS AND ANSWERS

33.	How do I get additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please email to SempraEnergy@georgeson.com, or contact our proxy solicitor at the following address or phone numbers:

Georgeson LLC 480 Washington Blvd., 26th Floor Jersey City, NJ 07310

(888) 549-6618 (U.S. and Canada) +1 (781) 575-2137 (International)

34.	Who can help answer any additional questions?

If you have any additional questions about the Annual Meeting or how to vote, change or revoke your vote, you should contact our proxy solicitor at the following address or phone numbers:

Georgeson LLC 480 Washington Blvd., 26th Floor Jersey City, NJ 07310

(888) 549-6618 (U.S. and Canada) +1 (781) 575-2137 (International)

SEMPRA ENERGY - 2016 Proxy Statement    9

CORPORATE GOVERNANCE

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. The board establishes fundamental corporate policies and oversees the performance of the company and our Chief Executive Officer and the other officers to whom the board has delegated authority to manage day-to-day business operations.

The board has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the company’s governance. It also has adopted a Code of Business Conduct and Ethics for Directors and Senior Officers. Officers also are subject to business conduct guidelines that apply to all employees. Several standing and special committees assist the board in carrying out its responsibilities. Each operates under a written charter adopted by the board.

Our corporate governance guidelines, standing committee charters, including our Audit, Compensation, and Corporate Governance Committee charters, and codes of conduct are posted on our website at www.sempra.com under the “Investors” and “Governance” tabs. Paper copies may be obtained upon request by writing to: Corporate Secretary, Sempra Energy, 488 8th Avenue, San Diego, CA 92101.

Board of Directors

Functions

In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:

•	Selecting our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the company.

•	Planning for management succession.

•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management.

•	Assessing and monitoring risks and risk-management strategies.
•	Reviewing and approving significant corporate actions.

•	Reviewing and monitoring processes designed to maintain the company’s integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with shareholders, employees, customers, suppliers and others.

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.

Leadership Structure

The Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits the board to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances.

The board made a number of changes to the company’s bylaws and governance guidelines in 2012. These changes were the result of an extensive outreach program to our largest shareholders. This outreach determined that the majority of our large institutional shareholders did not necessarily favor an independent Chairman over a strong Lead Director, but would prefer that we adopt a more robust independent Lead Director structure than we previously had. In the summer of 2012, the corporate governance guidelines were revised to add the following functions and responsibilities to the Lead Director role during periods in which we do not have an independent Chairman:

•	To lead the Board of Directors if circumstances arise in which the role of the Chairman of the Board may be, or may be perceived by the Lead Director or by the other independent board members to be, in conflict.

•	To act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer.
•	To review and approve all board and committee agendas and approve information sent to the board, providing input to management on the scope and quality of such information.

•	To consult with the Chairman of the Board, Chief Executive Officer, and committee chairs regarding the topics and schedules of the meetings of the board and committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items.

•	To call a special meeting of the Board of Directors or the independent directors at any time, at any place and for any purpose.

•	To be available for consultation and direct communication with the company’s major shareholders.

•	To consult with the Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates.

•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to the company.

•	Led by the Compensation Committee and together with the Chairman of the Board, to report annually to the board on succession planning, including policies and principles for executive officer selection.

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The above duties are in addition to the following duties and responsibilities previously assigned to, and continuing as the responsibility of, the Lead Director:

•	To preside at all meetings of the Board of Directors at which the Chairman of the Board is not available.

•	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer.

•	To collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance, other than with respect to the annual performance review.

•	To perform such other duties as may be assigned from time-to-time by the independent directors.

The position and role of the Lead Director is intended to provide board leadership where the roles of a combined Chairman and Chief Executive Officer may be in conflict. It is also intended to expand lines of communication between the board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.

The board also amended our bylaws in the summer of 2012 to formally establish the office of Lead Director and provide him or her with authority to call special meetings of the board. In addition to these actions to strengthen the Lead Director role, the board considers other factors in determining the appropriate leadership structure, including the results of our shareholder outreach and the governance structures at other California investor-owned utilities. Based upon an extensive shareholder outreach program conducted predominantly in the fall of 2015, most of our largest institutional shareholders continued to express no preference for an independent chair as long as the Lead Director has significant duties as is the case at Sempra Energy.

After Donald E. Felsinger retired as Chairman on November 30, 2012, consistent with the board’s well-considered succession planning process and following an extended period of deliberation, the board elected Debra L. Reed as Chairman effective December 1, 2012. In addition to being Chairman, Ms. Reed retained her office of Chief Executive Officer.

Ms. Reed is a 38-year employee of the Sempra Energy family of companies with an outstanding career of achievement, as well as extensive industry experience and public board service. She also has significant experience in working with and adhering to the rules established by the California Public Utilities Commission, the principal regulator of our California utilities.

The Board of Directors believes that the company and its shareholders currently are best served by having Ms. Reed continue to serve as Chairman of the Board as well as Chief Executive Officer. By combining these positions, Ms. Reed serves as a bridge between the board and the operating organization and provides critical leadership for the strategic initiatives and challenges of the future. During those periods in which we do not have a non-executive Chairman, the independent directors annually select an independent director as the Lead Director. William C. Rusnack continues to serve as our Lead Director.

The Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our board’s composition and sound corporate governance policies and practices.

Director Independence

The Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors and director nominees. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its current directors and nominees (other than Debra L. Reed who is also an executive officer of the company) and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under New York Stock Exchange independence rules; the absence of any affiliation of the company’s directors and their immediate family members with the company’s independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under Securities and Exchange Commission rules regarding related person transactions; and the modest amount of our discretionary contributions to non-profit organizations with which some of our directors or their immediate family members may be associated.

Based upon this review, the board has affirmatively determined that each of the company’s non-employee directors is independent. The independent directors are:

Alan L. Boeckmann	William C. Rusnack
James G. Brocksmith Jr.	William P. Rutledge
Kathleen L. Brown	Lynn Schenk
Pablo A. Ferrero	Jack T. Taylor
William D. Jones	James C. Yardley
William G. Ouchi

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CORPORATE GOVERNANCE

Director Share Ownership Guidelines

The board has established share ownership guidelines for directors and officers to further strengthen the link between company performance and compensation. For non-employee directors, the guideline is ownership of a number of our shares having a value of five times the directors’ annual base retainer of $85,000, resulting in an ownership guideline equal to $425,000. The Compensation Committee annually reviews adherence to this guideline, which is expected to be attained within five years of becoming a director. For these purposes, share ownership includes phantom shares into which compensation has been deferred, restricted stock units, and the vested portion of certain in-the-money stock options, as well as shares owned directly. All of our non-employee directors meet or exceed the guideline. For information regarding executive officer share ownership requirements, please see “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

Board and Committee Meetings; Executive Sessions; Annual Shareholders Meetings

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding the company’s performance, prospects and plans, as well as significant opportunities and immediate issues facing the company. At least once a year, the board also reviews management’s long-term strategic and financial plans.

The Chairman of the Board proposes the agenda and schedule for each board meeting to the Lead Director who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Lead Director.

Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda.

Information and other materials important to understanding the business to be conducted at board and committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting.

An executive session of independent board members is held at each regular board meeting, and any director may call for an executive session at any board meeting. The Lead Director presides over executive sessions.

During 2015, the board held seven meetings and committees of the board held 22 meetings. Directors, on an aggregate basis, attended over 98 percent of the combined number of these meetings. Each director attended at least 82 percent of the combined number of meetings of the board and each committee of which the director was a member.

The board encourages all nominees for election as directors to attend the Annual Shareholders Meeting. Last year, all of the nominees for election at the 2015 Annual Meeting attended the meeting.

Evaluation of Board and Director Performance

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Directors. In order to ensure the objectivity and integrity of this process, an outside law firm is engaged every year to conduct the peer review portion of this evaluation and compile the results. The committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with the board and its committees. In addition, each standing committee, other than the Executive Committee, conducts an annual self-evaluation.

Our board annually reviews the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes recommendations to the board regarding nominees for election as directors.

Risk Oversight

The board has developed an integrated risk management framework to assess, prioritize, manage and monitor risks across the company’s operations. Sempra’s full board has ultimate responsibility for risk oversight under this framework. Consistent with this approach, our corporate governance guidelines provide that the specific functions of the Board of Directors include assessing and monitoring risks and risk management strategies.

The board believes that risk stretches far beyond any one committee. As a result, the board has diversified its risk oversight responsibilities across its membership, housing categories of risk oversight within board committees by topic. Any risk oversight that does not fall within a particular committee remains with the full board.

The board reviews and monitors strategic, financial and operating plans that are intended to provide sustainable long-term growth with what it deems to be an acceptable level of risk. Each of our business units is responsible for identifying and moderating risk in a manner consistent with these goals. The board fulfills its risk oversight function through receipt of reports provided both directly to the board and to appropriate board committees. Based on these reports, the board or appropriate committees establish or amend existing risk oversight and control mechanisms. In addition, the company has a robust internal audit function that reports directly to the Audit Committee.

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CORPORATE GOVERNANCE

The board and its committees mitigate risk through establishing policies that include:

•	Leverage limitations.

•	Obtaining prior regulatory review and approval of substantial utility investments.

•	Establishing non-utility investment policies, including requiring substantial third party pre-construction contractual commitments to purchase the capacity or output of major non-utility construction projects, subject to exceptions.

•	Setting an employee compensation program that encourages and rewards sustainable growth in our business with what they deem to be acceptable risk.

•	Establishing commitment policies which require board review and/or approval above certain dollar thresholds.

With respect to the investments where we do not operate or control the related entity or operations, in addition to closely monitoring these investments, we mitigate risk by having representation on the governing body; by negotiating contractual protections such as limiting our liability, having independent audit rights or prohibiting certain actions without our consent; by carefully selecting our business partners; or by using a combination of these methods.

The risks inherent in these businesses, which primarily involve the generation of energy, the development of LNG liquefaction facilities and transmission of natural gas and propane through pipelines, are similar to those of our subsidiaries and are periodically reviewed by our board and the appropriate board committees.

Succession Planning and Management Development

Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. They report annually to the Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Person Transactions

Securities and Exchange Commission rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Corporate Governance Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. There have been no transactions or proposed transactions requiring review during 2015 or 2016 through the date of the mailing of this proxy statement.

Director Orientation and Education Programs

Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to corporate facilities and other sources. Several directors, at the company’s expense, also attend third-party offered education courses and participate in the National Association of Corporate Directors (“NACD”), of which the company is a member.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to the board’s discharge of its duties.

Retirement Policy

In accordance with our corporate governance guidelines, directors should not stand for election after attaining the age of 75.

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CORPORATE GOVERNANCE

Board Committees

The following chart sets forth our board standing committees and membership on these committees.

	Audit	Compensation	Corporate Governance	Environmental, Health, Safety and Technology	Executive

Alan L. Boeckmann

James G. Brocksmith Jr.

Kathleen L. Brown

Pablo A. Ferrero

William D. Jones

William G. Ouchi

Debra L. Reed

William C. Rusnack

William P. Rutledge

Lynn Schenk

Jack T. Taylor

James C. Yardley

Committee Chairman

Audit Committee

Our Audit Committee is composed entirely of independent directors. It is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee prepares the report included in the proxy statement under the caption “Audit Committee Report.” It also assists the Board of Directors in fulfilling oversight responsibilities regarding:

•	The integrity of our financial statements.

•	Our compliance with legal and regulatory requirements.
•	Our internal audit function.

•	The independent registered public accounting firm’s qualifications and independence.

The board has determined that each member of the Audit Committee is financially literate. It also has determined that Mr. Taylor, who chairs the committee, and Mr. Brocksmith are each an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

During 2015, the Audit Committee held seven meetings.

Compensation Committee

Our Compensation Committee is composed entirely of independent directors. It assists the Board of Directors in the evaluation and compensation of our executives. It establishes our compensation principles and policies and oversees our executive compensation program and executive succession planning. The committee has direct responsibility for:

•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation.

•	Evaluating our Chief Executive Officer’s performance in light of those goals and objectives and approving (and recommending for ratification by the board acting solely through the independent directors) her compensation level based on the committee’s performance evaluation.
•	Recommending to the board the compensation program for other executive officers, incentive compensation plans and equity-based compensation plans.

•	Preparing the report included in the proxy statement under the caption “Compensation Committee Report.”

•	Evaluating and overseeing risk in our compensation programs.

•	Reporting to the board annually on succession planning.

During 2015, the Compensation Committee held four meetings.

For additional information regarding the Compensation Committee’s principles, policies and practices, please see the discussion under “Executive Compensation — Compensation Discussion and Analysis.”

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Corporate Governance Committee

Our Corporate Governance Committee is composed entirely of independent directors. The committee’s responsibilities include:

•	Identifying individuals qualified to become directors.

•	Recommending nominees for election as directors and candidates to fill board vacancies.

•	Recommending directors for appointment as members of board committees.

•	Developing and recommending corporate governance guidelines.

•	Overseeing the evaluation of the board and management.

The committee reviews with the board the skills and characteristics required of directors in the context of current board membership. It seeks a group of individuals who bring to the board a variety of complementary skills and a range of viewpoints, backgrounds, experiences and other individual qualities and attributes that contribute to overall board diversity. It solicits the names of director candidates from a variety of sources, including members of the board and search firms advised of these policies. The committee also considers candidates submitted by shareholders. The committee assesses the effectiveness of its policies as part of its annual review of board composition and board, committee and individual director performance and in its recommendations of nominees for election as directors at the next Annual Shareholders Meeting.

The committee reviews biographical data and other relevant information regarding potential board candidates, may request additional information from the candidates or other sources and, if the committee deems it appropriate, may interview candidates and consult references and others who may assist in candidate evaluation. The committee evaluates all candidates in the same manner whether identified by shareholders or through other sources.

In considering potential director candidates, the committee evaluates each candidate’s integrity, independence, judgment, knowledge,

experience and other relevant factors to develop an informed opinion of his or her qualifications and ability and commitment to meet the board’s expectations for directors as set forth in our corporate governance guidelines. The committee’s deliberations reflect the board’s requirement that substantially all directors (other than current or former company officers) should be independent and that all director nominees must be financially literate or must become financially literate within a reasonable time after becoming a director. They also reflect the board’s view regarding the appropriate number of directors and the composition of the board, including its belief that the membership of the board should reflect diversity.

The committee in recommending nominees for election as directors at the 2016 Annual Meeting and the board in approving the nominees considered the individual experience, qualifications, attributes and skills of each nominee (including his or her prior contributions to the board), with a view to constituting a board that, as a whole, is well-qualified to oversee our businesses.

With respect to Mr. Rutledge and Dr. Ouchi, the committee and the board also considered that in 2010 they were directors of FirstFed Financial Corp. and during 2009 and prior years they also served as directors of FirstFed’s subsidiary First Federal Bank of California. In January 2009, First Federal Bank consented to an order by the Office of Thrift Supervision that First Federal Bank and its directors and employees cease and desist engaging in unsafe or unsound banking practices. In December 2009, First Federal Bank was closed by the Office of Thrift Supervision and in January 2010, FirstFed Financial filed for liquidation under the Bankruptcy Code. The committee and the board concluded that these events do not reflect upon the integrity of Mr. Rutledge or Dr. Ouchi or, in view of the unprecedented and historic national and international financial crisis that resulted in the insolvency of numerous financial institutions, their ability and qualifications to serve on our board.

During 2015, the Corporate Governance Committee held five meetings.

Environmental, Health, Safety and Technology Committee

Our Environmental, Health, Safety and Technology Committee is responsible for:

•	Assisting the company’s Board of Directors in overseeing the company’s programs and performance related to environmental, health, safety and technology matters.

•	Reviewing environmental, health and safety laws, regulations and developments at the global, national, regional and local level and evaluating ways to address these matters as part of the company’s business strategy and operations.

•	Reviewing cybersecurity programs and issues.

•	Reviewing and evaluating technology developments that advance the company’s overall business strategy.

During 2015, the Environmental, Health, Safety and Technology Committee held four meetings.

Executive Committee

Our Executive Committee meets on call by the Chairman of this committee during the intervals between meetings of the Board of Directors when scheduling or other requirements make it difficult to convene the full board. During 2015, the Executive Committee held no meetings.

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CORPORATE GOVERNANCE

Communications with the Board

Shareholders, employees and interested parties who wish to communicate with the board, non-management directors as a group, a board committee or a specific director may do so by mail addressed to the attention of our Corporate Secretary. All such communications regarding executive compensation will be relayed to the Compensation Committee Chair for appropriate evaluation and consideration. All such communications regarding accounting, accounting policies, internal accounting controls and procedures, auditing matters, financial reporting processes, or disclosure controls and procedures will be relayed to the Audit Committee Chair.

All other communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board are not relayed to directors. Any communication that is not relayed is recorded in a log and made available to the directors.

The address for these communications is:

Corporate Secretary Sempra Energy 488 8th Avenue San Diego, CA 92101

Director Compensation

Summary

Our 2015 director compensation program is summarized in the table below:

2015 Director Compensation Program
Board Retainers:
Annual Base Retainer	$85,000
Lead Director Retainer	$25,000
Committee Chair Retainers:
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Other Committee Chair Retainer	$10,000
LNG Construction and Technology Committee Chair Retainer	$5,000
Committee Member Retainers:
Audit Committee Retainer	$20,000
Other Committee Retainer	$7,500
LNG Construction and Technology Committee Retainer	$10,000
Equity:
Deferred Equity	$50,000
Annual Equity Grant	$60,000
Initial Equity Grant for New Director	$180,000

Retainers

Directors who are not employees of Sempra Energy received annual retainers as set forth in the table above. Directors may elect to receive their retainer in cash, in shares of our common stock, or to defer it into an interest-bearing account, phantom investment funds or phantom shares of our common stock.

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Equity

Each quarter, non-employee directors are credited with a number of phantom shares of our common stock having a market value of $12,500, which we refer to as Deferred Equity. Following the director’s retirement, the current market value of the shares credited to the director’s account (together with reinvested dividend equivalents) is paid to the director in cash. Directors also receive initial or annual grants of restricted stock units or phantom shares of our common stock, which are subject to the vesting requirements described below.

Upon first becoming a director, each non-employee director receives an initial grant of restricted stock units or phantom shares having a market value of $180,000 and vesting in three equal annual installments (together with related reinvested dividend equivalents) on each of the first three anniversaries of the grant date.

Thereafter, at each annual meeting (other than the annual meeting that coincides with or first follows the director’s election to the board), each non-employee director who continues to serve as a director will receive an additional grant of restricted stock units or phantom shares having a market value of $60,000 and vesting on the date of the next annual meeting.

Unvested restricted stock units or phantom shares immediately vest if the director’s service on the board terminates by reason of death, disability or removal without cause. Upon any other termination event, all unvested units or phantom shares are forfeited.

Director Compensation Table

We summarize the 2015 compensation of our non-employee directors below.

2015 Director Compensation	Fees Earned or Paid in Cash	Stock Awards (B)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (C)	All Other Compensation (D)	Total
Alan L. Boeckmann	$115,000	$110,000	-	$25,000	$250,000
James G. Brocksmith Jr.	$126,250	$110,000	-	-	$236,250
Kathleen L. Brown	$100,000	$110,000	-	$25,000	$235,000
Pablo A. Ferrero	$112,500	$110,000	-	-	$222,500
William D. Jones	$130,000	$110,000	$10,624	$15,000	$265,624
William G. Ouchi	$100,000	$110,000	-	$25,000	$235,000
William C. Rusnack	$157,500	$110,000	$29,660	$25,000	$322,160
William P. Rutledge	$127,500	$110,000	-	$13,000	$250,500
Lynn Schenk	$106,250	$110,000	-	$23,998	$240,248
Jack T. Taylor	$126,250	$110,000	$ 2,175	$13,500	$251,925
Luis M. Téllez (A)	$ 50,000	$ 25,000	-	-	$75,000
James C. Yardley	$112,500	$110,000	-	$24,500	$247,000

(A)	Mr. Tellez resigned from the board effective May 31, 2015.

(B)	Represents the grant date fair value of the equity grants of restricted stock units and phantom shares of our common stock granted during the year. These amounts represent our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the awards. They are calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. These awards were valued at the fair market value of our shares at the crediting date without reduction for non-transferability. The amounts set forth in this column represent the number of shares subject to awards multiplied by the grant date closing price of Sempra Energy’s common stock. The restricted stock units will be settled in shares of Sempra Energy common stock upon vesting.

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CORPORATE GOVERNANCE

The following tables reflect the components of the stock awards granted to each director in 2015 and the outstanding equity balances for each director as of December 31, 2015.

		Equity Grant
2015 Director Equity Grants	Mandatory Deferred Equity	Phantom Shares	Restricted Stock Units	Total
Alan L. Boeckmann	$50,000	$60,000	-	$110,000
James G. Brocksmith Jr.	$50,000	-	$60,000	$110,000
Kathleen L. Brown	$50,000	$60,000	-	$110,000
Pablo A. Ferrero	$50,000	-	$60,000	$110,000
William D. Jones	$50,000	$60,000	-	$110,000
William G. Ouchi	$50,000	-	$60,000	$110,000
William C. Rusnack	$50,000	$60,000	-	$110,000
William P. Rutledge	$50,000	-	$60,000	$110,000
Lynn Schenk	$50,000	-	$60,000	$110,000
Jack T. Taylor	$50,000	$60,000	-	$110,000
Luis M. Téllez	$25,000	-	-	$ 25,000
James C. Yardley	$50,000	$60,000	-	$110,000

In 2015, all long-term incentive compensation was delivered through phantom shares and restricted stock units, and no stock options were granted. The following table summarizes the number of stock options, phantom shares and restricted stock units outstanding for each director at December 31, 2015:

Director Equity Balances as of December 31, 2015	Phantom Shares	Restricted Stock Units	Stock Options	Total
Alan L. Boeckmann	12,435	-	-	12,435
James G. Brocksmith Jr.	22,711	588	10,000	33,299
Kathleen L. Brown	4,281	-	-	4,281
Pablo A. Ferrero	1,107	1,310	-	2,417
William D. Jones	23,672	-	10,000	33,672
William G. Ouchi	18,360	588	10,000	28,948
William C. Rusnack	22,768	-	-	22,768
William P. Rutledge	20,267	588	15,000	35,855
Lynn Schenk	11,742	588	17,500	29,830
Jack T. Taylor	5,287	-	-	5,287
Luis M. Téllez	-	-	-	-
James C. Yardley	5,074	-	-	5,074

(C)	Consists of (i) the aggregate change in the actuarial value of accumulated benefits under defined benefit pension plans and (ii) above-market interest (interest in excess of 120 percent of the federal long-term rate) on deferred compensation. The 2015 amounts are:

2015 Change in Pension Value and Above-Market Interest	Change in Accumulated Benefits	Above-Market Interest	Total
Alan L. Boeckmann	-	-	-
James G. Brocksmith Jr.	-	-	-
Kathleen L. Brown	-	-	-
Pablo A. Ferrero	-	-	-
William D. Jones	$ 9,580	$ 1,044	$ 10,624
William G. Ouchi	$(11,304)	-	$(11,304)
William C. Rusnack	-	$29,660	$ 29,660
William P. Rutledge	-	-	-
Lynn Schenk	-	-	-
Jack T. Taylor	-	$ 2,175	$ 2,175
Luis M. Téllez	-	-	-
James C. Yardley	-	-	-

Only Mr. Jones and Dr. Ouchi are entitled to receive grandfathered pension benefits and both have attained the maximum years of service credit. The annual benefit is the sum of the annual board retainer at the date the benefit is paid. It commences upon the latter of the conclusion of board service or attaining age 65 and continues for a period not to exceed the director’s years of service as a director of predecessor companies plus up to ten years of service as a director of the company. The actuarial equivalent of the total retirement benefit is paid to the retiring director in a single lump sum upon the conclusion of board service unless the director has elected to receive the annual benefit.

(D)	Consists of our contributions to charitable, educational and other non-profit organizations to match those of directors on a dollar-for-dollar basis up to an annual maximum match of $25,000 for each director.

As a director who is also an employee of the company, Debra L. Reed, Chairman and Chief Executive Officer, is not additionally compensated for her service as a director. Her compensation is summarized in the Summary Compensation Table appearing under “Executive Compensation — Compensation Tables.”

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of the five directors named below, all of whom have been determined by the board to be independent directors. The board also has determined that all members of the committee are financially literate and that Mr. Taylor, the chair of the committee, and Mr. Brocksmith are each an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at www.sempra.com under the “Investors” and “Governance” tabs.

The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the board in providing oversight of the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting process, accounting policies, internal audit function, internal accounting controls, disclosure controls and procedures, and risk management. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.

The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which requires the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant unusual transactions or audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other such matters required to be discussed with the committee by those standards.

The committee also has received from Deloitte & Touche LLP a report providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Deloitte & Touche LLP also has discussed its independence with the committee and confirmed in the report that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates is compatible with its independence.

The committee also has reviewed and discussed with the company’s senior management the audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and management’s reports on the financial statements and internal controls. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal controls. Deloitte & Touche LLP has expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States and that management has maintained an effective system of internal controls. In addition, the company’s Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee

Jack T. Taylor Chair

James G. Brocksmith Jr.

Pablo A. Ferrero

William D. Jones

James C. Yardley

SEMPRA ENERGY - 2016 Proxy Statement    19

SHARE OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned at March 17, 2016 by each of our directors, by each of our executive officers named in the executive compensation tables in this proxy statement, and by all of our directors and executive officers as a group. The shares of common stock beneficially owned by our directors and executive officers as a group total less than 1.0 percent of our outstanding shares. In calculating these percentages, shares under the heading “Phantom Shares” are not included because these phantom shares cannot be voted and may only be settled for cash.

Share Ownership	Current Beneficial Holdings (A)	Shares Subject to Exercisable Options (B)	Total Without Phantom Shares	Phantom Shares (C)	Total Including Phantom Shares
Alan L. Boeckmann	-	-	-	12,756	12,756
James G. Brocksmith Jr.(D)	4,289	10,000	14,289	23,019	37,308
Kathleen L. Brown	-	-	-	3,670	3,670
Steven D. Davis	15,811	-	15,811	102	15,913
Pablo A. Ferrero	1,593	-	1,593	1,249	2,842
Joseph A. Householder	49,646	23,600	73,246	5,123	78,369
William D. Jones	3,936	10,000	13,936	23,987	37,923
William G. Ouchi	16,230	5,000	21,230	18,635	39,865
Debra L. Reed	152,310	50,300	202,610	24,094	226,704
William C. Rusnack	-	-	-	23,076	23,076
William P. Rutledge	5,260	15,000	20,260	20,556	40,816
Lynn Schenk	3,215	17,500	20,715	11,966	32,681
Mark A. Snell (E)	125,503	-	125,503	-	125,503
Jack T. Taylor	131	-	131	5,461	5,592
Martha B. Wyrsch (E)	2,000	-	2,000	-	2,000
James C. Yardley	-	-	-	4,433	4,433
Directors and Executive Officers as a Group (18 persons)	398,788	131,400	530,188	185,759	715,947

(A)	Includes unvested restricted stock units that are convertible into our common stock and that vest within 60 days. These total 588 unvested restricted stock units for each of Mr. Brocksmith, Mr. Ferrero, Dr. Ouchi, Mr. Rutledge and Ms. Schenk.

(B)	Shares which may be acquired through the exercise of stock options that currently are exercisable or will become exercisable within 60 days.

(C)	The phantom shares represent deferred compensation deemed invested in shares of our common stock. These phantom shares track the performance of our common stock but cannot be voted and may only be settled for cash. They are either fully vested or will vest within 60 days.

(D)	In keeping with our retirement policy, Mr. Brocksmith was not nominated to stand for re-election and will retire on May 12, 2016.

(E)	Mr. Snell shares the power to vote and dispose of 122,906 shares with his spouse. Ms. Wyrsch shares the power to vote and dispose of 2,000 shares with her spouse.

There are two persons known to us to own beneficially more than 5.0 percent of our outstanding shares: BlackRock, Inc., 55 East 52nd Street, New York, NY 10055 and The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. BlackRock, Inc. has reported that at December 31, 2015 it and related entities beneficially owned 17,879,899 shares for which they had sole voting power over 15,825,123 shares and sole dispositive power over 17,879,899 shares, representing approximately 7.2 percent of our outstanding shares. The Vanguard Group has reported that at December 31, 2015 it and related entities beneficially owned 14,219,074 shares for which they had sole voting power over 454,000 shares, sole dispositive power over 13,752,134 shares, shared voting power over 23,800 shares, and shared dispositive power over 466,940 shares, representing approximately 5.7 percent of our outstanding shares.

For information regarding share ownership guidelines applicable to our directors and officers, please see “Corporate Governance — Board of Directors — Director Share Ownership Guidelines” and “Executive Compensation — Compensation Discussion and Analysis — Share Ownership Requirements.”

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required to file reports with the Securities and Exchange Commission regarding their ownership of our shares. Based solely on our review of the reports filed and written representations from directors and officers that no other reports were required, we believe that all filing requirements were timely met during 2015.

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PROPOSALS TO BE VOTED ON

Board of Directors Proposals

Proposals 1, 2 and 3 have been included in this proxy statement at the direction of the Board of Directors. The board recommends that you vote “FOR” each of Proposals 1, 2 and 3.

Proposal 1: Election of Directors

Directors are elected at each Annual Shareholders Meeting for terms expiring at the next Annual Shareholders Meeting.

The Corporate Governance Committee has recommended and the Board of Directors has nominated the following 11 individuals for election as directors, all of whom currently are directors:

Alan L. Boeckmann

Kathleen L. Brown

Pablo A. Ferrero

William D. Jones

William G. Ouchi

Debra L. Reed

William C. Rusnack

William P. Rutledge

Lynn Schenk

Jack T. Taylor

James C. Yardley

Properly executed proxies will be voted for these 11 nominees unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may reduce the authorized number of directors. In no event may the proxies be voted for more than 11 nominees.

In keeping with our retirement policy, James G. Brocksmith Jr. was not nominated to stand for reelection and immediately following the Annual Meeting, as adjourned or postponed, Mr. Brocksmith will no longer serve as a director of the company.

We have not received notice of any additional candidates to be nominated for election as directors at the 2016 Annual Meeting and the deadline for notice of the nomination of additional candidates has passed. Consequently, the election of directors will be an uncontested election and our bylaw providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, the director will cease to be a director not later than 90 days following the certification of the election results, and the resulting vacancy in the board may be filled by the remaining directors.

The board has determined that each non-employee nominee is an independent director. Information concerning the board’s independence standards is contained under the caption “Corporate Governance — Board of Directors — Director Independence.”

Biographical information regarding each director nominee and his or her qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director was first elected as a director of Sempra Energy. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years. In addition, the following chart summarizes the tenure of our directors standing for election. As reflected in the chart, our board has an average tenure of 8.5 years, with 63 percent of our directors standing for election having served eight years or less.

The Board of Directors recommends that you vote “FOR” each of its nominees for election to the Board

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PROPOSALS TO BE VOTED ON

Alan L. Boeckmann, 67, has been a director since 2011. In February 2012, he retired as the Non-Executive Chairman of Fluor Corporation, a leading engineering, procurement, construction and maintenance services company. From 2002 to early 2011, Mr. Boeckmann was the Chairman and Chief Executive Officer of Fluor. Prior to that, he held a number of senior management and operating positions at Fluor. Mr. Boeckmann currently is a director of Archer-Daniels-Midland Company and BP p.l.c. He is also a former director of Fluor Corporation, BHP Billiton, Burlington Northern Santa Fe Corporation and the National Petroleum Council.

Mr. Boeckmann has been an outspoken business leader in promoting international standards for business ethics and was instrumental in the formation of the World Economic Forum’s Partnering Against Corruption Initiative in 2004. His extensive board, executive management and infrastructure construction experience, coupled with his commitment to ethical conduct in international business activities, makes him a valuable member of our board.

Kathleen L. Brown, 70, has been a director since June 2013. She is a partner of the law firm Manatt, Phelps & Phillips, LLP. Prior to joining Manatt in September 2013, she worked at Goldman Sachs Group, Inc., a global investment banking and securities firm, in various leadership positions over the last 12 years. From 2011 to 2013, Ms. Brown served as the chairman of investment banking for Goldman’s Midwest division in Chicago and was managing director and head of the firm’s Los Angeles-based western region public sector and infrastructure group from 2003 to 2011. From 1995 to 2000, Ms. Brown was a senior executive at Bank of America where she served in various positions, including President of the Private Bank. She served as California state treasurer from 1991 to 1995. Ms. Brown currently serves on the boards of directors of the National Park Foundation and the California Chamber of Commerce, and is a former director of Forestar Group Inc. She is a member of the Stanford Center on Longevity Advisory Board, the Council on Foreign Relations, the Investment Committee for the Annenberg Foundation and the UCLA Medical Center Advisory Board.

Ms. Brown has extensive experience in both the public and private financial sectors, as well as in-depth knowledge of California government processes. Her knowledge of the law and experience as a partner at Manatt gives her insight into the effect of laws and regulations on our businesses. This combination of public and private financial experience, legal experience and public service in the State of California makes her a valuable member of our board.

Pablo A. Ferrero, 53, has been a director since November 2013. He is an independent energy consultant. From 2006 to 2011, Mr. Ferrero served as Executive Vice President for the Southern Cone at AEI Energy, a power generation and distribution and gas transmission and distribution company. From 2004 to 2006, he was the Chief Executive Officer of Transportadora de Gas del Sur S.A. He serves as a director on the board of EDESA Holding and is a former director of Pampa Energía, Servicios Petroleros Argentina, TGS, Transener Edesur, Petrobras Energia, Emdersa, EDEN, Emgasud, Refinor, Oldelval, Termap, Chilquinta (Chile), Luz del Sur (Peru), Petrolera Andina (Bolivia) and Promigas (Colombia).

Mr. Ferrero has a deep understanding of the energy industry and in particular energy operations in South America. This understanding of international energy operations along with his extensive executive and board experience make him a valuable member of our board.

William D. Jones, 60, has been a director since Sempra Energy’s inception in 1998. He is the President and Chief Executive Officer and a director of CityLink Investment Corporation, a real estate investment, development and management firm, and City Scene Management Company. From 1989 to 1993, Mr. Jones served as General Manager/Senior Asset Manager and Investment Manager with certain real estate subsidiaries of The Prudential. Prior to joining The Prudential, he served as a San Diego City Council member from 1982 to 1987. Mr. Jones is a director and Board Chair of certain funds under management by Capital Research and Management Company. He is the immediate past Chairman of the Board of Trustees of the Francis Parker School and a member of the Corporate Directors Forum. Mr. Jones is a former director of The Price Real Estate Investment Trust, Southwest Water Company, the Federal Reserve Bank of San Francisco, and the San Diego Padres baseball club and former Chairman of the Board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Jones has extensive experience as a real estate developer in San Diego, where he built the City Heights Urban Village, an award-winning redevelopment project.

Mr. Jones’s background in the public and financial arenas, along with his real estate expertise, has been helpful to our board as it considers the development of large infrastructure projects, which requires extensive amounts of land and an understanding of the construction and real estate industries. His expertise in these areas makes him a vital member of our board.

William G. Ouchi, Ph.D., 72, has been a director since Sempra Energy’s inception in 1998. He is Co-Director of the Health Innovations Board, Associate Director of the Clinical and Translational Science Institute and Distinguished Professor Emeritus of the UCLA David Geffen School of Medicine. Prior to this appointment, he was the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal in the Anderson Graduate School of Management at UCLA until 2015. Professor Ouchi is the former lead director of AECOM Technology Corporation and a former director of FirstFed Financial Corp. He is a director of the Alliance for College Ready Public Schools, the California Heart Center Foundation, the Conrad N. Hilton Foundation, the Riordan Foundation and RX for Learning, and of Westwood Technology Transfer, Inc.

Professor Ouchi is a renowned academic and an expert in corporate management and organization. He is a best-selling author and has published numerous books on promoting effective corporate management. Professor Ouchi’s academic background and practical knowledge of national and state public institutions, and his understanding of corporate governance in both theory and practice, make him a valuable member of our board.

Debra L. Reed, 59, was appointed Chairman of the Board of Directors in 2012 and has been a director and the Chief Executive Officer of the company since 2011. Previously, Ms. Reed served as an Executive Vice President of the company. From 2006 to 2010, she was President and Chief Executive Officer of San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company (“SoCalGas”), Sempra Energy’s regulated California utilities. From 2004 to 2006, Ms. Reed was President and Chief Operating Officer of SDG&E and SoCalGas and, before that, she was President of SDG&E and Chief Financial Officer of both companies. Ms. Reed serves on the Boards of Directors of Halliburton Company and Caterpillar Inc. She is a member

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PROPOSALS TO BE VOTED ON

of The Business Council and serves on the energy and environment and tax and fiscal policy committees of the Business Roundtable. Both associations are composed of chief executive officers of leading U.S. corporations. Ms. Reed also is a member of The Trusteeship, an affiliate of the International Women’s Forum, and the Chairman’s Competitiveness Council of the San Diego Regional Economic Development Corporation. She serves on the University of Southern California Viterbi Engineering School Board of Councilors and on the National Petroleum Council. She has formerly served as Chair of the San Diego Regional Economic Development Corporation and is a former director of Genentech, Inc. and Avery Dennison Corporation.

Ms. Reed, in her current position as our Chairman and Chief Executive Officer, oversees the management of all aspects of our business. She brings decades of service to our company and its subsidiaries and has benefitted from years of hands-on experience with utility and energy infrastructure operations. That experience, coupled with current and prior service as a board member of other large publicly-traded companies, brings a multifaceted perspective and in-depth industry understanding to the board.

William C. Rusnack, 71, has been a director since 2001. He was the President and Chief Executive Officer and a director of Premcor Inc., an independent oil refiner, from 1998 to 2002. Prior to 1998, Mr. Rusnack was an executive of Atlantic Richfield Company, an integrated petroleum company. He is also a director of Flowserve Corporation and Peabody Energy Corporation, and a former director of Solutia Inc. Mr. Rusnack is a member of the Dean’s Advisory Council of the Graduate School of Business at the University of Chicago and the National Council of the Olin School of Business at the Washington University in St. Louis.

Mr. Rusnack brings a deep understanding of the energy industry to our board. He spent 31 years at Atlantic Richfield Company, many of which he worked in a senior leadership capacity. Mr. Rusnack also offers knowledge and insight gained as a senior executive with the oil refinery company Premcor. This specialized energy industry experience, along with his deep understanding of effective executive management development, makes him a valuable member of our board.

William P. Rutledge, 74, has been a director since 2001. He is the Chief Executive Officer of AquaNano, LLC, a water treatment company. Mr. Rutledge was Chairman of CPI International, Inc. (formerly Communications and Power Industries), a communications company, from 1999 to 2004. Prior to 1998, he was President and Chief Executive Officer of Allegheny Teledyne, a diversified manufacturing company. Prior to 1997, he was Chairman and Chief Executive Officer of Teledyne, Inc., an industrial conglomerate. Mr. Rutledge is a trustee emeritus of Lafayette College, a trustee of St. John’s Health Center Foundation and a former trustee of The National World War II Museum. Mr. Rutledge is a former director of AECOM Technology Corporation, FirstFed Financial Corp., CPI International, Inc. and Computer Sciences Corporation.

Mr. Rutledge has extensive board and senior management experience. He has served on numerous public company boards and has significant experience in the role of chief executive officer for multiple companies. In addition to his management expertise, Mr. Rutledge brings to our board a strong understanding of technological advances and nascent technology-based business models and their impacts on our business.

Lynn Schenk, 71, has been a director since 2008. She is an attorney in private practice. Ms. Schenk served as Chief of Staff to the Governor of California from 1999 to 2003 and was elected to the U.S. House of Representatives representing San Diego, California, from 1993 to 1995, serving on the House Energy and Commerce Committee. From 1978 to 1983, she served as the Deputy and then Secretary of California’s Business, Transportation and Housing Agency; prior to that she was on the in-house counsel staff of SDG&E and a California Deputy Attorney General. Ms. Schenk is a director of Biogen Inc., where she chairs the Risk Committee and serves on the Corporate Governance and Nominating Committee and the Compensation Committee. She is a trustee of The Scripps Research Institute serving on the Governance Committee, a member of the California High Speed Rail Authority, a trustee of the University of California San Diego Foundation and a member of the University of San Diego School of Law, Board of Visitors. She is a NACD Board Leadership Fellow.

Ms. Schenk has an extensive history of government, political and public service and an in-depth knowledge of the inner workings of federal and state governmental processes. Along with her insight and experience in government, Ms. Schenk’s legal background within our business sector has equipped her with the tools to help our board identify and manage risk. She also has served on the boards of a number of publicly listed companies. This combination enables Ms. Schenk to provide our board with unique perspective on matters pertaining to California’s complex government and regulatory environment, as well as corporate governance.

Jack T. Taylor, 64, has been a director since February 2013. He was the Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010. From 2001 to 2005 he served as the Vice Chairman of U.S. Audit and Risk Advisory Services for KPMG. Mr. Taylor is a NACD Board Leadership Fellow and a member of its Audit Committee Chair Advisory Council. He is a director of Genesis Energy LP and Murphy USA Inc.

Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, many of which he worked in a leadership capacity. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, makes him a valuable member of the board.

James C. Yardley, 64, has been a director since May 2013. He was Executive Vice President of El Paso Corporation and President of its Pipeline Group from 2006 through 2012. Mr. Yardley was also the President and Chief Executive Officer of El Paso Pipeline GP Company LLC, the general partner of El Paso Pipeline Partners, L.P., a master limited partnership that owned and operated interstate natural gas transportation pipelines, storage and other midstream assets, from 2007 through 2012. From 1998 through 2006, he was the President of Southern Natural Gas Company, previously a unit of El Paso Corporation and now a unit of Kinder Morgan Inc. Mr. Yardley was formerly a director of El Paso Pipeline GP Company LLC, and of Scorpion Offshore Ltd.

Mr. Yardley has extensive experience in the natural gas industry and in particular the midstream portion of that industry. He has spent over 34 years in the energy sector, many of which he worked in a leadership capacity, and has public board experience. This specialized energy industry experience, together with Mr. Yardley’s executive and public board experience, makes him a valuable member of our board.

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PROPOSALS TO BE VOTED ON

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has retained Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting for 2016. Deloitte & Touche LLP has been our external auditor continuously since our inception in 1998. Deloitte & Touche LLP or its predecessors have continuously served as the external auditor of SDG&E and SoCalGas or their parent companies for over 80 years. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The following table shows the fees that we paid Deloitte & Touche LLP for 2015 and 2014.

	2015			2014
	Fees		% of Total	Fees	% of Total
Audit Fees
Sempra Energy Consolidated Financial Statements and Internal Controls Audits, Subsidiary and Statutory Audits	$11,269,000	[1]		$9,217,000
Regulatory Filings and Related Services	200,000			187,000
Total Audit Fees	11,469,000		91%	9,404,000	89%
Audit-Related Fees
Employee Benefit Plan Audits	430,000			430,000
Accounting Consultation	229,000			357,000
Total Audit-Related Fees	659,000		5%	787,000	7%
Tax Fees
Tax Planning and Compliance	440,000			346,000
Total Tax Fees	440,000		4%	346,000	3%
All Other Fees	46,000		<1%	53,000	1%
Total Fees	$12,614,000			$10,590,000

[1]	Audit fees in 2015 include $1.8 million of audit services relating to a confidential submission of a subsidiary’s registration statement on Form S-1 to the Securities and Exchange Commission for its potential master limited partnership formation and initial public offering.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the oversight of the audit fee negotiations associated with the retention of Deloitte & Touche LLP. Except where pre-approval is not required by Securities and Exchange Commission rules, the committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services and give detailed guidance to management as to the services that are eligible for general pre-approval. They require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The policies and procedures also delegate authority to the chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.

The Audit Committee regularly meets in executive session with only committee members present and with the lead audit partner without members of management present. This provides an opportunity for the Audit Committee to assess Deloitte & Touche LLP’s effectiveness and independence for determining reappointment as well as consideration of rotating audit firms. The Audit Committee considers various factors in determining whether to reappoint Deloitte & Touche LLP, including the firm’s level of service and quality in executing audits, professional qualifications, and external data such as peer reviews and recent Public Company Accounting Oversight Board reports on the firm. In addition, in conjunction with mandated five year rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the new lead engagement partner.

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016. Ratification would be advisory only, but the Audit Committee would reconsider the appointment if it were not ratified. The members of the Audit Committee and the Board of Directors believe the continued retention of Deloitte & Touche LLP as our independent registered accounting firm is in the best interest of the company and our shareholders. Ratification requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority also must represent more than 25 percent of our outstanding shares.

The Board of Directors recommends that you vote “FOR” Proposal 2

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PROPOSALS TO BE VOTED ON

Proposal 3: Advisory Approval of Our Executive Compensation

Our board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our 2015 executive compensation program.

Compensation Philosophy

The Compensation Committee of our Board of Directors sets the company’s executive pay philosophy.

Our compensation philosophy emphasizes:

•	Aligning pay with short-term and long-term company performance.

•	Performance-based incentives aligned with value creation for shareholders.

•	Balance between short-term and long-term incentives.

•	More pay tied to performance at higher levels of responsibility.

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.

Elements of our executive pay program that exemplify our pay-for-performance philosophy include:

•	All short-term and long-term incentive compensation for our CEO and our named executive officers is performance-based (with the exception of a portion of the long-term incentive grants that Mr. Davis received prior to his promotion to his current role).

•	Long-term incentive compensation is delivered through performance-based restricted stock units. The performance measures for annual performance-based restricted stock unit awards are based on relative total shareholder return and earnings per share growth. We have not issued stock options since 2010.

•	Performance measures in our short-term and long-term incentive plans are linked directly to the company’s financial performance and shareholder returns and also include certain operational measures.

•	Approximately 86 percent of our CEO’s total target pay is performance-based. For our other named executive officers, performance-based compensation makes up an average of 74 percent of total target pay.

Company Performance

Company performance is the key indicator of whether our programs are effective. We use earnings as the financial performance measure for the payment of cash bonuses under our annual incentive plan. Our annual incentive plan also includes operational measures linked to our businesses, including employee and public safety and customer satisfaction. Total return to shareholders and earnings per share growth are the performance measures for our annual equity awards under our long-term incentive plan.

Delivering Value to Shareholders

Our 2015 financial performance was strong. We achieved adjusted diluted earnings per share of $5.211. Our performance exceeded both our original 2015 adjusted earnings per share guidance range of $4.60 to $5.001 per diluted share and our updated adjusted earnings per share guidance range of $4.95 to $5.151 per diluted share.

We consistently have delivered solid financial and operating performance.

•	Our stock has provided investors with exceptional long-term returns, outperforming both the Standard & Poors (S&P) 500 Index and the S&P 500 Utilities Index over the past five and ten years.
•	Our long-term earnings growth also has been strong. Our long-term compound annual adjusted earnings per share growth rate[1] significantly exceeds the median compound annual adjusted earnings per share growth rate for companies in the S&P 500 Utilities Index over the past one, three and five years.

•	Our dividend growth rate exceeds the median dividend growth rate for companies in the S&P 500 Utilities Index over the past one, three and five years, with our five-year growth rate at over four times the index. On February 19, 2016, the board approved an additional 8 percent increase in the annual dividend to $3.02 per share.

Status of Key Goals

We achieved several goals that are important to our future financial performance, including:

•	SDG&E and SoCalGas, along with the California Public Utilities Commission’s Office of Ratepayer Advocates and several intervenors, filed a joint motion with the commission for adoption of a settlement agreement for the utilities’ 2016 General Rate Case, excluding a pending tax issue.
•	Deployment of advanced metering at SoCalGas is on time and on budget.

•	SoCalGas and SDG&E continued to implement their Pipeline Safety Enhancement Plan, successfully pressure testing and replacing 75 miles of pipe.

[1]	Adjusted earnings per share, adjusted earnings per share guidance and growth rates based on adjusted earnings per share are non-GAAP financial measures. On a GAAP basis, our 2010, 2011, 2012, 2013, 2014 and 2015 diluted earnings per share were $2.86, $5.51, $3.48, $4.01, $4.63 and $5.37, respectively. On a GAAP basis, our one-year (2014-2015) earnings per share growth rate was 16 percent, and our three-year (2012-2015) and five-year (2010-2015) compound annual growth rates (CAGR) were 16 percent and 13 percent, respectively. For a reconciliation of adjusted and GAAP earnings per share, guidance ranges and earnings per share growth rates, please see Appendix A to this proxy statement.

SEMPRA ENERGY - 2016 Proxy Statement    25

PROPOSALS TO BE VOTED ON

•	Construction of the first three liquefied natural gas export trains at Cameron LNG is proceeding on schedule and on budget. Initial regulatory filings for the potential Cameron Expansion and Port Arthur projects have been completed.

•	IEnova was awarded the San Isidro-Samalayuca pipeline project, which is valued at approximately $110 million.
•	Completed construction and commenced commercial operations of the Santa Teresa hydroelectric power project in Peru.

•	Sempra U.S. Gas & Power continued to develop its renewables business. The Copper Mountain Solar 2 and 3 projects were completed ahead of schedule, and construction commenced on Copper Mountain Solar 4, Mesquite Solar 2 and 3 and Black Oak Getty Wind projects.

Future Growth

We expect to deliver balanced, solid growth through our utilities and integrated energy infrastructure businesses. We can do this through our mix of regulated utilities and midstream gas projects which include our investment in Cameron LNG, as well as a large presence in Mexico and South America. This provides us with a broad spectrum of opportunities to deploy capital at attractive terms. Our five-year capital plan totals $16 billion and will provide new investments in utility operations and projects in the U.S. and Latin America that are expected to provide the strong returns needed to achieve our strategy.

•	Our utility businesses will continue to require investments in grid infrastructure, transmission, distribution and storage assets to help ensure safety and reliability of service and incorporate additional sources of renewable energy.
•	Our energy infrastructure businesses are focused on the import, export, transfer and storage of natural gas and LNG and on renewable energy generation. We believe that diverse sources of energy will continue to be important domestically and internationally. Our revenues for these businesses are tied to long-term contracts with credit-worthy counterparties.

•	Our investments across the businesses are focused on long-term opportunities that deliver higher returns than our utility peers with a commensurate risk profile.

Compensation Discussion and Analysis

Additional information on our executive pay program is provided in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.

Recommendation

For the above reasons, we are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution.

“RESOLVED, as an advisory matter, the shareholders of Sempra Energy approve the compensation paid to the company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Approval requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority must represent more than 25 percent of our outstanding shares.

Even though the say-on-pay vote is advisory and will not be binding on the company, the Compensation Committee and the Board of Directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

The Board of Directors recommends that you vote “FOR” Proposal 3

26    SEMPRA ENERGY - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

What information is provided in this section of the proxy statement?

In this Compensation Discussion and Analysis, we:

•	Outline our compensation philosophy and discuss how the Compensation Committee determines executive pay.

•	Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits.

Table 1

Who are the Named Executive Officers?

The Compensation Discussion and Analysis focuses on the compensation of our named executive officers:

NAMED EXECUTIVE OFFICERS

Debra L. Reed	Chairman and Chief Executive Officer
Mark A. Snell	President
Joseph A. Householder	Executive Vice President and Chief Financial Officer
Martha B. Wyrsch	Executive Vice President and General Counsel
Steven D. Davis	Executive Vice President, External Affairs and Corporate Strategy

Table 2

What is the company’s business model and how are we viewed by investors?

When Sempra Energy was formed in 1998, we created a company that combined a large natural gas distribution utility with an electric and gas distribution utility. We have evolved into a highly successful, integrated energy infrastructure company.

During the past ten years, we have:

•	Developed and invested in large infrastructure projects in the U.S., including a liquefied natural gas (LNG) business, natural gas pipelines, natural gas storage facilities and renewable energy projects.

•	Built a strong and diverse energy infrastructure business in Mexico.

•	Built a large and profitable energy trading company.

•	Continued to operate and grow our California utilities.

•	Acquired controlling interests in utilities in South America and the Southeastern United States.

Due to our diverse business profile, we are covered by both gas and electric utility analysts. We also attract analyst coverage and investors from the broader energy sector, including the midstream energy sector.

How are our business model and our investor profile reflected in our executive compensation program?

A large portion of our executive pay is delivered in performance-based restricted stock units with a relative total shareholder return performance measure. We measure our total shareholder return against both the S&P 500 Index and the S&P 500 Utilities Index. We use these two peer groups because of our diverse business profile.

Because our operations extend beyond those of a typical utility and we have growing international operations, our stock can be influenced by factors that do not necessarily affect many of the companies in the S&P 500 Utilities Index. Measurement against a group of primarily U.S.-based utilities whose performance is based largely on low growth and high dividend payouts should not be the sole gauge of our performance.

While we believe that a broader measure should be used as a benchmark for our performance, we do not believe that the S&P 500 Index should be the sole benchmark, as over 70 percent of our current earnings are still generated by our California utilities. Measuring our performance against the broader S&P 500 Index companies alone may not capture the impact of market and regulatory factors specific to energy delivery.

Thus, we believe that measuring our performance against both the S&P 500 Utilities Index and the S&P 500 Index is the most appropriate gauge of our stock performance.

We also take our company’s profile into account when we benchmark executive pay. We use two peer groups: a general industry peer group made up of similarly sized companies and a utilities peer group. This is described in detail under “Labor Market Benchmarking.”

SEMPRA ENERGY - 2016 Proxy Statement    27

EXECUTIVE COMPENSATION

How has the company delivered value to investors in 2015 and over the longer term?

Earnings

Our 2015 adjusted earnings performance was among the strongest in the industry. We achieved adjusted diluted earnings per share of $5.212, representing 11 percent growth over 2014 adjusted diluted earnings per share of $4.712. This exceeded both our original 2015 adjusted earnings guidance range of $4.60 to $5.002 per diluted share that we issued in March 2015 and our updated adjusted earnings guidance range of $4.95 to $5.152 per diluted share announced in November 2015. Our strong 2015 earnings were largely driven by growth in operating earnings at the California utilities and Sempra International.

Our long-term earnings growth also has been strong. Our long-term adjusted earnings per share CAGR significantly exceeded the median adjusted earnings per share CAGR for companies in the S&P 500 Utilities Index over the past one, three and five years.2

Figure 1

Figure 2

Figure 3

[2]	Adjusted earnings per share, adjusted earnings per share guidance and growth rates based on adjusted earnings per share are non-GAAP financial measures. On a GAAP basis, our 2010, 2011, 2012, 2013, 2014 and 2015 diluted earnings per share were $2.86, $5.51, $3.48, $4.01, $4.63 and $5.37, respectively. On a GAAP basis, our one-year (2014-2015) earnings per share growth rate was 16 percent, and our three-year (2012-2015) and five-year (2010-2015) CAGRs were 16 percent and 13 percent, respectively. For a reconciliation of adjusted and GAAP earnings per share, guidance ranges and earnings per share growth rates, please see Appendix A to this proxy statement.

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EXECUTIVE COMPENSATION

Dividends

Our dividend CAGR exceeded the median CAGR for companies in the S&P 500 Utilities Index over the past one, three and five years, with our five-year CAGR at over four times the index. On February 19, 2016, the Board of Directors approved an additional 8 percent increase in the annual dividend to $3.02 per share.

Figure 4

Figure 5

Total Shareholder Return

Our stock has provided investors with outstanding long-term returns. While our one-year total shareholder return lagged the market, our long-term total shareholder return has outperformed the S&P 500 Index over the past five and ten years and the S&P 500 Utilities Index over the past three, five and ten years.

Figure 6

SEMPRA ENERGY - 2016 Proxy Statement    29

EXECUTIVE COMPENSATION

What was the most significant factor influencing our 2015 stock performance?

Stock performance of companies with energy infrastructure operations dropped sharply in 2015 as a result of weakness in the oil and gas markets. This is evidenced by the performance of the Alerian Energy Infrastructure Index, for which 2015 total shareholder return was -37 percent.

What key goals did the company achieve in 2015?

We achieved a number of goals that are important to our future financial performance, including:

California Utilities	Natural Gas Infrastructure	International	Renewables

SDG&E and SoCalGas, along with the California Public Utilities Commission’s Office of Ratepayer Advocates and several intervenors, filed a joint motion with the commission for adoption of a settlement agreement for the utilities’ 2016 General Rate Case, excluding a pending tax issue.

Deployment of advanced metering at SoCalGas is on time and on budget.

SoCalGas and SDG&E continued to implement the Pipeline Safety Enhancement Plan, successfully pressure testing and replacing 75 miles of pipe.

Construction of the first three liquefied natural gas export trains at Cameron LNG is proceeding on schedule and on budget.

Initial regulatory filings for the potential Cameron Expansion and Port Arthur projects have been completed.

IEnova was awarded the San Isidro-Samalayuca pipeline project, which is valued at approximately $110 million.

Luz del Sur completed construction and commenced commercial operations of the Santa Teresa hydroelectric power project in Peru.

The Copper Mountain Solar 2 and 3 projects were completed ahead of schedule. Construction commenced on Copper Mountain Solar 4, Mesquite Solar 2 and 3 and Black Oak Getty Wind projects.

Figure 7

While we achieved key strategic and operational goals, we also faced operational challenges in 2015. A natural gas leak at Southern California Gas Company’s Aliso Canyon natural gas storage facility outside Los Angeles was discovered in October 2015 and was permanently sealed in February 2016. We recognize the disruption the leak has caused to the community surrounding the Aliso Canyon facility. SoCalGas has been committed to helping local residents return to their normal lives as quickly as possible and supports forward-looking regulations to help ensure the safety of natural gas storage operations in the future.

How is the company positioned for future growth?

We expect to deliver balanced, solid growth through our utilities and integrated energy infrastructure businesses. We can do this through our mix of regulated utilities and midstream gas projects which include our investment in Cameron LNG, as well as a large presence in Mexico and South America. This provides us with a broad spectrum of opportunities to deploy capital at attractive terms. Our five-year capital plan totals $16 billion and will provide new investments in utility operations and projects in the U.S. and Latin America that are expected to provide the strong returns needed to achieve our strategy.

•	Our utility businesses will continue to require investments in grid infrastructure, transmission, distribution and storage assets to help ensure safety and reliability of service and incorporate additional sources of renewable energy.

•	Our energy infrastructure businesses are focused on the import, export, transfer and storage of natural gas and LNG and on renewable energy generation. We believe that diverse sources of energy will continue to be important domestically and internationally. Our revenues for these businesses are tied to long-term contracts with credit-worthy counterparties.

•	Our investments across the businesses are focused on long-term opportunities that deliver higher returns than our utility peers with a commensurate risk profile.

How did our performance affect named executive officer pay?

Our strong 2015 performance was reflected in the results of our 2015 performance-based annual incentive plan. The overall performance for the plan was at 188 percent of target.

Our long-term stock performance was reflected in the results of the 2011-2014 and 2012-2015 long-term incentive (LTI) award cycles, which vested on January 2, 2015 and January 4, 2016, respectively. For the 2011 grant, our 2011 through 2014 relative total shareholder return was at the 97th percentile of the S&P 500 Utilities Index. For the 2012 grant, our 2012 through 2015 relative total shareholder return was at the 96th percentile of the S&P 500 Utilities Index. As a result, both grants vested at 150 percent of target performance with a payout of 1.5 shares of common stock plus reinvested dividends for each restricted stock unit.

Figure 8

30    SEMPRA ENERGY - 2016 Proxy Statement

EXECUTIVE COMPENSATION

How has our recent stock performance affected the value of equity awards?

Performance-based restricted stock unit awards based on relative total shareholder return make up over one-half of Ms. Reed’s total target compensation. The following chart compares the target grant date value of Ms. Reed’s 2014 and 2015 relative total shareholder return-based LTI awards to the payout that would have been earned if the performance periods had ended on December 31, 2015.

The chart illustrates that our award design effectively ties pay to our stock performance. The total grant date value of Ms. Reed’s 2014 and 2015 relative total shareholder return-based LTI awards was $9.1 million. However, as of December 31 2015, the total value of these awards was zero because our relative total shareholder return was tracking below the grants’ minimum performance thresholds. The ultimate value of these awards, if any, realized by Ms. Reed cannot be determined until the end of the applicable performance periods.

Figure 9

What is our compensation philosophy?

The Compensation Committee of our Board of Directors sets the company’s executive pay philosophy.

Our compensation philosophy emphasizes:

•	Aligning pay with short-term and long-term company performance.

•	Performance-based incentives aligned with value creation for shareholders.

•	Balance between short-term and long-term incentives.

•	More pay tied to performance at higher levels of responsibility.

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.

What are our compensation program goals?

Our compensation program goals include:

•	Aligning compensation with company performance and shareholders’ interests.

•	Strongly linking executive compensation to both annual and long-term corporate, business unit and individual performance.

•	Motivating executives to achieve superior performance.

•	Attracting and retaining executives of outstanding ability and proven experience who demonstrate high standards of integrity and ethics.

What elements of our pay program underscore our pay-for-performance philosophy?

Elements of our executive pay program that exemplify our pay-for-performance philosophy include:

•	All short-term and long-term incentive compensation for our CEO and our named executive officers is performance-based (with the exception of a portion of the long-term incentive grants that Mr. Davis received prior to his promotion to his current role).

•	Long-term incentive compensation is delivered through performance-based restricted stock units. The performance measures for annual performance-based restricted stock unit awards are based on relative total shareholder return and earnings per share growth. We have not issued stock options since 2010.

•	Performance measures in our short-term and long-term incentive plans are linked directly to the company’s financial performance and shareholder returns and also include certain operational measures.

•	Approximately 86 percent of our CEO’s total target pay is performance-based. For our other named executive officers, performance-based compensation makes up an average of 74 percent of total target pay.

Company performance is the key indicator of whether our programs are effective. We use earnings as the financial performance measure for the payment of cash bonuses under our annual incentive plan. Our annual incentive plan also includes operational measures linked to our businesses, including employee and public safety and customer satisfaction. Total return to shareholders and earnings per share growth are the performance measures for our annual equity awards under our long-term incentive plan.

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EXECUTIVE COMPENSATION

What key changes did the Compensation Committee make to executive compensation programs for 2015?

Based on an evaluation of our business strategy, consultation with its independent compensation consultant, the result of our most recent annual “say- on-pay” vote, and input received during our shareholder engagement process, the Compensation Committee made the compensation program changes described below:

Compensation Program Changes
Objective	Description
Strengthen our already-robust officer stock ownership requirements to create even stronger alignment with shareholders.	Enhanced executive officers’ stock ownership requirements by requiring that until such time as the stock ownership requirements are met, executive officers are expected to retain (and not sell) a number of shares equal to at least fifty percent of the net after-tax shares acquired through equity compensation awards.
Create closer alignment between the performance period for LTI awards and the company’s business strategy and the capital project development timeframes.	Set the performance period for the 2015 performance-based equity awards at three years. A three-year performance period is better-aligned with the company’s business strategy and the development timeframes for many of the company’s capital projects. It also is consistent with the external market.
Respond to shareholder feedback expressing a preference for multiple incentive plan performance measures.

Our shareholders have expressed strong support of our executive compensation program. In both 2014 and 2015, over 97 percent of votes cast supported our annual “say-on-pay” proposal. While shareholder input has been positive, many of our shareholders have expressed a preference for incentive plans that include multiple performance measures that are aligned with the company’s strategy and shareholders’ interests.

The Compensation Committee considered this shareholder feedback when it added a modifier based on absolute total shareholder return to our LTI awards based on relative total shareholder return. Many of our peers use stock options or time-based restricted stock units to measure absolute stock performance. The Compensation Committee chose to use a modifier to measure absolute total shareholder return because it integrated well with our existing relative total shareholder return award structure. It also allowed our overall LTI design to remain 100 percent performance-based.

Relative total shareholder return continues to be the primary performance measure in our awards based on total shareholder return. The addition of the modifier strengthens the focus on achieving both strong relative and absolute total shareholder return performance. This further strengthens alignment with shareholders’ interests.

The modifier adjusts the award payout upward or downward by 20 percent if our absolute total shareholder return performance is above the 75th percentile or below the 25th percentile of historical benchmarks. The modifier cannot cause the total award payout to exceed 200 percent of target.

Table 3

What key changes were made to named executive officer compensation in 2015?

The Compensation Committee set 2015 base salaries and short-term and long-term incentive opportunities for named executive officers in December 2014. These decisions were consistent with our outstanding 2014 financial and operational performance.

Key Named Executive Officer Compensation Changes
Objective	Description
Evaluate the CEO’s compensation based on her performance and positioning relative to our general industry peer group.

In December 2014, the Compensation Committee reviewed Ms. Reed’s salary and compensation opportunities in light of her performance and positioning relative to our general industry peer group and with the California investor-owned energy utilities. Ms. Reed’s target total compensation had lagged our general industry peer group since her promotion to CEO in 2011. Her 2014 target total compensation was slightly above the 25th percentile of our general industry peer group. At the same time, Ms. Reed’s performance and the company’s performance were outstanding:

•  Our 2014 adjusted diluted earnings per share was up 13[3] percent compared to 2013 and we exceeded our 2014 earnings guidance.

•  Our stock was at an all-time high at that time.

•  The Cameron LNG, LLC joint venture commenced construction of LNG export trains.

•  All of our business units had strong financial and operational performance in 2014.

[3]	Adjusted earnings per share and growth rates based on adjusted earnings per share are non-GAAP financial measures. On a GAAP basis, diluted earnings per share was $4.63 in 2014 and $4.01 in 2013, with year over year growth of 15 percent. For a reconciliation of adjusted and GAAP earnings per share and annual growth rates, please see Appendix A to this proxy statement.

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EXECUTIVE COMPENSATION

Key Named Executive Officer Compensation Changes
Objective	Description

The Compensation Committee desired to align Ms. Reed’s total target compensation with the median of our general industry peer group to better align her compensation with her performance and with the competitive market. To achieve this, the Compensation Committee increased Ms. Reed’s base salary by 20 percent and set her 2015 long-term incentive target opportunity at 475 percent of her base salary. With these changes, Ms. Reed’s total target compensation, including base salary and target short-term and long-term incentives, approximates the median of our general industry peer group.

Recognize the unique contributions of Mr. Snell, Mr. Householder and Ms. Wyrsch to the Cameron LNG joint venture and incent and retain them through the commencement of commercial operations.

Special one-time performance-based restricted stock unit awards were granted to Messrs. Snell and Householder and Ms. Wyrsch in order to recognize these officers’ contributions to the development of the Cameron LNG joint venture from its inception through the initiation of construction and to incent and retain them through the commencement of commercial operations. These awards vest upon commencement of commercial operations of Cameron LNG Train 1, which is scheduled for 2018. The grant date values of these awards are commensurate with the scale of this project and its importance to the company’s future growth.

Cameron LNG is a complex $10 billion natural gas liquefaction-export project in Louisiana. It is a joint venture with ENGIE S.A. (formerly GDF SUEZ S.A.), and affiliates of Mitsubishi Corporation and Mitsui & Co., Ltd. Our ownership stake in the joint venture is 50.2 percent.

Cameron LNG is the largest capital project that we have undertaken. It represents a significant portion of our projected future earnings growth. The facility is on schedule to become one of the first U.S. gas export facilities to begin operating, when completed in 2018. Fully contracted for 20 years, Cameron LNG will have an export capability of approximately 1.7 billion cubic feet per day (Bcfd) of LNG for international markets.

As President, Mr. Snell oversees the company’s global energy infrastructure businesses, including our interest in Cameron LNG. Mr. Snell, Mr. Householder and Ms. Wyrsch will continue to oversee the company’s interest in the joint venture, helping to ensure that the project remains on schedule and on budget through commencement of commercial operations. They also are overseeing the company’s preparation for a potential expansion of the project to include a fourth LNG export train.

In determining annual incentive plan performance results, consider both the quantitative performance results for the operational performance measures and other factors impacting operations.

The Compensation Committee reviewed the performance results for the operational goals in the 2015 annual incentive plan and determined that there would be no payout to our named executive officers for certain operational performance measures.

In light of the disruption the Aliso Canyon natural gas leak has caused to the community surrounding the facility, the Compensation Committee exercised negative discretion to provide no payout for SoCalGas safety measures and certain customer satisfaction measures. The Committee may, at its discretion, take further actions after the incident investigation has been completed. The Committee also reduced the payout for the SDG&E employee safety measure to zero due to a work-related employee death.

Table 4

Additional information related to 2015 base salaries and target incentive opportunities is provided under “What adjustments to base salaries were made in 2015?” (page 38), “What are the potential bonus opportunities for the named executive officers?” (page 39), and “What was the target value of the equity grants?” (page 43).

Shareholder Outreach and Compensation Governance

Does the company have a shareholder engagement program?

Building and maintaining relationships with our shareholders is a critical component of our corporate governance philosophy. We welcome dialogue with our shareholders. Within the past year, we engaged with shareholders representing over 101 million shares, primarily through telephonic or in-person meetings. These shareholders represent over 40 percent of our total outstanding shares and over 50 percent of our institutional share ownership. This compensation and governance outreach was in addition to our normal investor relations outreach done on an ongoing basis.

What input did shareholders provide regarding the executive compensation program?

The Compensation Committee considers both the result of our annual “say-on-pay” vote as well as input provided by shareholders through the shareholder engagement program. Last year’s say-on-pay vote, held in connection with our 2015 Annual Shareholders Meeting, was very favorable with over 97 percent of the votes cast supporting our executive compensation program.

Executive compensation is always a significant topic in our shareholder engagement meetings. Shareholder input was a key factor in the Compensation Committee’s decision to make the changes outlined above under “What key changes did the Compensation Committee make to executive compensation programs for 2015?”

SEMPRA ENERGY - 2016 Proxy Statement    33

EXECUTIVE COMPENSATION

The Compensation Committee values shareholder input and considers it in making its decisions. As an example, many of our shareholders have told us that they value more than one performance measure in incentive plans. The Compensation Committee took our shareholders’ input into consideration when it:

•	included additional performance measures related to safety and customer satisfaction in the annual incentive plan beginning in 2012;

•	added an earnings per share growth performance measure to the LTI grants beginning in 2014; and

•	included a modifier based on absolute total shareholder return to the relative total shareholder return-based LTI awards beginning in 2015.

While there is considerable variation in shareholders’ opinions and perspectives, investor feedback is always valued.

What compensation governance measures are in place?

Our compensation practices, which are highlighted in the following tables, reflect our pay-for-performance philosophy and our commitment to sound compensation governance.

COMPENSATION GOVERNANCE MEASURES

WHAT WE DO	WHAT WE DON’T DO

We use multiple performance measures in our short-term and long-term incentive plans. These performance measures link pay to performance and shareholder interests.

We use company earnings, relative total shareholder return and earnings per share growth as our incentive plan financial performance measures. Our short-term incentive plan also includes performance measures related to employee and public safety and customer satisfaction.

We do not provide for excise tax gross-ups upon a change in control in our named executive officers’ agreements and no named executive officers received tax gross-ups.

The Compensation Committee reviews external market data when making compensation decisions.

The external market review is based on two peer groups: a general industry peer group and a utilities peer group. These peer groups reflect the labor markets from which we recruit executive talent.

We do not provide change in control cash severance payments upon a change in control only (“single trigger”). Change in control cash severance benefits are payable only upon a change in control with termination of employment (“double trigger”).

The Compensation Committee selects and engages its own independent advisors.

As the committee’s independent compensation consultant, neither Exequity nor any of its affiliates provides any other services to the company.

None of the named executive officers has an employment contract.

Our 2013 Long-Term Incentive Plan includes a double trigger provision for vesting of equity in connection with a change in control.

Restricted stock unit awards issued to date under the 2013 Long-Term Incentive Plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Section 16 of the 2013 Long-Term Incentive Plan. If awards are not assumed or replaced or if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, awards would vest upon a change in control.

We do not reprice stock options and our plan prohibits “share recycling” for stock option and stock appreciation right (SAR) exercises.

Long-term incentive plan grants are made from a shareholder-approved plan that prohibits stock option repricing and cash buyouts without shareholder approval. The plan was amended in December 2015 to prohibit adding back to the plan’s share authorization any shares surrendered to cover tax withholding or the option/SAR exercise price in connection with the exercise of stock options or SARs issued after the date of the plan amendment.

Our clawback policy provides for the forfeiture, recovery or reimbursement of incentive plan awards as required by law or stock exchange rules.

In addition, compensation may be recouped if the company determines that the results on which compensation was paid were not actually achieved, or in instances of an employee’s fraudulent or intentional misconduct.

We have an anti-hedging policy that prohibits employees and directors from trading in puts, calls, options or other similar securities related to our common stock.
Exequity performs an independent risk assessment of our compensation programs.	We do not provide guaranteed bonuses or uncapped incentives.

All officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 1x base pay for vice presidents.

Stock ownership requirements for named executive officers are 6x base pay for Ms. Reed and 3x base pay for Messrs. Snell, Householder, and Davis and Ms. Wyrsch. In 2015, the Compensation Committee further strengthened the stock ownership requirements by requiring that until such time as the stock ownership requirements are met, executive officers are expected to retain (and not sell) a number of shares equal to at least fifty percent of the net after-tax shares acquired through equity compensation awards.

Officers and directors are prohibited from pledging company stock.
Directors are subject to stock ownership guidelines of 5x their annual base retainer.
Executive perquisites constitute a small proportion of our executive total rewards program.
The Compensation Committee considers tally sheets, which include a wealth accumulation analysis, when making compensation decisions.
Table 5	Table 6

34    SEMPRA ENERGY - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Labor Market Benchmarking

How does the Compensation Committee use external market data in determining pay?

The Compensation Committee uses external pay data to help align executive compensation levels, in total and by component, with the labor market. The committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries. The committee’s use of both general industry and utilities benchmarking data reflects the competitive labor market from which we recruit executives. This labor market varies by position and extends beyond our industry. The benchmarking process is described below.

General Industry Benchmarking

When benchmarking executive pay, the Compensation Committee first reviews general industry market pay data from the Aon Hewitt Total Compensation Management (TCM) Database for non-financial Fortune 500 companies with revenues between $5 billion and $20 billion. Our 2015 revenues were $10.2 billion.

•	A total of 126 companies were included in the review. These companies are listed in Appendix B and are referred to in this Compensation Discussion and Analysis as our “general industry peer group.”

•	The committee reviews summary statistics of the companies included in this database (but not company-specific information) with the goal of generally managing total target pay opportunities to the median of this summary data. Actual pay levels will rise above or fall below these standards as a result of actual company and individual performance.

The committee uses the general industry peer group as the primary benchmarking data source because it best represents the market from which we recruit executive talent. This peer group is not constrained by industry affiliation. It focuses on companies comparable in size to Sempra Energy. Companies in the utilities and energy sector make up approximately 15 percent of the general industry peer group.

Table 7 summarizes the general industry peer group market capitalization, revenue, and net income compared to Sempra Energy.

SUMMARY OF GENERAL INDUSTRY COMPANIES INCLUDED IN NOVEMBER 2014 REVIEW OF COMPANIES IN

AON HEWITT’S TCM DATABASE WITH REVENUES OF $5 BILLION TO $20 BILLION

(Dollars in Millions)	Market Capitalization (on 12/31/15)	2015 Revenue [1]	2015 Net Income [1]
Sempra Energy	$23,334	$10,231	$1,349
Sempra Percentile Rank	74%	56%	78%
75th Percentile	$24,169	$14,610	$1,221
Median	$13,423	$ 9,624	$ 682
25th Percentile	$ 6,439	$ 6,373	$ 211

Table 7

1	Revenue and net income for the general industry peer group companies are for fiscal year 2015 unless otherwise noted in Appendix B. For Sempra Energy, the $1,349 million net income reported in the table represents GAAP net income of $1,448 million, less earnings attributable to noncontrolling interests and preferred dividends of subsidiary.

Utilities Industry Benchmarking

The Compensation Committee also reviews pay and performance data in proxy statements and other public filings of energy and utility companies.

•	This peer group is composed of the 29 companies that make up the S&P 500 Utilities Index. These companies are listed in Appendix C and are referred to in this Compensation Discussion and Analysis as our “utilities peer group.”

•	This is consistent with the peer group used in connection with our long-term incentive awards.
•	The utilities peer group review provides an additional basis for assessing executive compensation and corporate performance.

•	This review gives us a better understanding of the effectiveness of our emphasis on “pay-for-performance” in relation to the performance of our utilities peer group.

SEMPRA ENERGY - 2016 Proxy Statement    35

EXECUTIVE COMPENSATION

Table 8 summarizes the utilities peer group market capitalization, revenue and earnings compared to Sempra Energy.

SUMMARY OF S&P 500 UTILITIES INDEX COMPANIES

(Dollars in Millions)	Market Capitalization (on 12/31/15)	2015 Revenue [1]	2015 Net Income [1]
Sempra Energy	$23,334	$10,231	$1,349
Sempra Percentile Rank	75%	44%	75%
75th Percentile	$23,580	$14,746	$1,315
Median	$15,295	$10,720	$ 705
25th Percentile	$ 7,843	$ 5,916	$ 347

Table 8

1	Revenue and net income for the utilities peer group companies are for fiscal year 2015. For Sempra Energy, the $1,349 million net income reported in the table represents GAAP net income of $1,448 million, less earnings attributable to noncontrolling interests and preferred dividends of subsidiary.

How does the Compensation Committee use internal equity in determining pay?

The committee uses internal equity to determine the compensation for positions that are unique or difficult to benchmark against market data. Internal equity also is considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.

Compensation Components

What are the primary components of our executive compensation program?

The primary components of our executive compensation program are:

•	Base salaries (for additional information, see page 38).

•	Performance-based annual bonuses (for additional information, see pages 38-42).

•	Performance-based long-term equity incentive awards (for additional information, see pages 42-45).

Additional benefits include health and welfare programs, retirement and savings plans, personal benefits and severance pay.

All of our executive officers participate in the same compensation programs. However, market compensation levels used to establish compensation for the named executive officers vary substantially based upon the roles and responsibilities of individual officers.

Thus, the Chief Executive Officer’s total target compensation is approximately 3.65 times the average total target compensation of the other named executive officers and 2.37 times the total target compensation of the next highest-paid officer.

Pay Mix

What is “Pay Mix”?

Pay mix is the relative value of each of the primary compensation components as a percentage of total compensation. Figure 10 shows each component of our CEO’s total 2015 pay at target company performance.

Figure 10

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Why is pay mix important?

Our pay mix helps to align our executives’ interests with our shareholders’ interests. It does this by providing a much greater portion of pay through performance-based annual and long-term incentives rather than through base salary. This means that most pay is variable and will go up or down based on company performance. Approximately 86 percent of our CEO’s target total pay is delivered through performance-based incentives.

Actual pay mix may vary substantially from target pay mix. This may occur as a result of corporate and individual performance, which greatly affects annual bonuses, as well as future stock performance, which significantly impacts the ultimate value of stock-based awards.

Figure 11 shows the percent of total pay at company target performance that comes from each major pay component for each of our named executive officers.

Figure 11

How does our pay mix compare to our peers?

Our pay mix places a higher weight on performance-based compensation than the average pay mix of our peers. As shown in Figures 12-14, 86 percent of our CEO’s target compensation is performance-based, which is significantly higher than the average for CEOs in both our general industry and utilities peer groups.

CEO TOTAL TARGET COMPENSATION: FIXED VS. AT-RISK

Figure 12	Figure 13	Figure 14

Note:	Fixed compensation includes base salary and time-based long-term incentives other than stock options. At-risk compensation includes performance-based short-term and long-term incentives, including time-based stock options.

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EXECUTIVE COMPENSATION

1.	Base Salaries

What role do base salaries play in our compensation program?

Our executive compensation programs emphasize performance-based pay. This includes annual bonuses and equity-based long-term incentive awards. However, base salaries remain a necessary and typical part of compensation for attracting and retaining outstanding employees at all levels.

The Compensation Committee reviewed named executive officer compensation, including base salaries, in December 2014. Prior to Ms. Reed’s 2015 salary adjustment, her salary and total target compensation were below the median of our general industry peer group, as described below and under “Executive Summary – What key changes were made to named executive officer compensation in 2015?” Salaries for our other named executive officers generally approximated the median of those for the general industry peer group.

How are base salaries determined for our named executive officers?

The Compensation Committee annually reviews base salaries for executive officers. The committee considers the following factors in its review:

•	General industry peer group salary data

•	Individual contribution and performance

•	Labor market conditions

•	Company performance

•	Complexity and importance of roles and responsibilities

•	Succession planning

•	Retention needs

•	Reporting relationships

•	Internal equity

•	Experience

What adjustments to base salaries were made in 2015?

In determining Ms. Reed’s salary adjustment in December 2014, the Compensation Committee took into consideration Ms. Reed’s and the Company’s strong performance during her tenure as CEO, as well as the positioning of her compensation relative to external market data. Ms. Reed’s total target compensation, including her base salary, lagged the median of our general industry peer group. Based on this evaluation, Ms. Reed received a salary increase of 20 percent. For additional information, please see “Executive Summary – What key changes were made to named executive officer compensation in 2015?”

Mr. Snell received salary increases of two percent on January 1, 2015 and 13 percent on July 1, 2015. Mr. Snell’s salary adjustments were based on his performance, the breadth of his role as President and positioning relative to our general industry peer group. Both external market data and internal equity were considered.

Mr. Householder and Ms. Wyrsch received increases of six percent and two percent, respectively based on market comparisons.

Mr. Davis received an increase of 10 percent upon his promotion to Executive Vice President, External Affairs and Corporate Strategy, which was in addition to his annual increase of 3 percent in his prior role.

2.	Performance-Based Annual Bonuses

How is our annual incentive compensation pool established?

Executive officers may receive performance-based annual bonuses under our shareholder-approved Executive Incentive Plan. Under the terms of the plan, a compensation pool based on operating income is established for each year. The plan is designed to permit awards to meet the conditions necessary to preserve the deductibility of the bonuses under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in administering the plan.

Please see “Executive Compensation — Compensation Tables — Grants of Plan-Based Awards” for additional details regarding the plan.

How are performance guidelines established?

Each year the Compensation Committee establishes guidelines for bonus payments. These guidelines are substantially lower than the shareholder-approved incentive plan maximums.

Consistent with our pay-for-performance philosophy, the guidelines do not provide for any bonus payment unless the company attains a threshold (minimum) performance level for the year. Bonus opportunities increase from zero for performance at the threshold level to 200 percent of target for performance at maximum.

In setting these guidelines, the Compensation Committee seeks to use financial and operational performance measures that are linked to both our business strategy and shareholder interests.

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Figures 15 and 16 show the 2015 bonus payout as a percentage of target payout for various levels of earnings and operational performance.

Figure 15	Figure 16

What are the potential bonus opportunities for the named executive officers?

Potential bonus opportunities at threshold, target and maximum company performance are expressed as a percentage of each named executive officer’s base salary below.

BONUS POTENTIAL AS OF DECEMBER 31, 2015 AS A PERCENT OF BASE SALARY

	Threshold	Target	Maximum
Debra L. Reed	0%	125%	250%
Mark A. Snell[1]	0%	100%	200%
Joseph A. Householder	0%	80%	160%
Martha B. Wyrsch	0%	70%	140%
Steven D. Davis[2]	0%	70%	140%

Table 9

[1]	The Compensation Committee adjusted Mr. Snell’s target bonus opportunity from 90 percent to 100 percent effective July 1, 2015. Mr. Snell’s 2015 bonus was pro-rated between his former and new targets.

[2]	Mr. Davis’ target bonus opportunity increased from 60 percent to 70 percent upon his September 26, 2015 promotion. His 2015 bonus was pro-rated between his old and new targets and between the Sempra Energy and San Diego Gas & Electric bonus plans.

Named executive officer bonus opportunities at target-level performance, on average, approximate the median of the general industry peer group market data.

What were the annual bonus performance goals for the named executive officers?

For 2015, the Compensation Committee selected earnings, employee and public safety and customer satisfaction for the measurement of annual corporate performance. The earnings performance measure was weighted at 85 percent and the safety and customer satisfaction measures were weighted at 15 percent. For annual bonus plan purposes, “earnings” means Sempra Energy Net Income, excluding earnings attributable to non-controlling interests. Earnings for annual bonus plan purposes may be higher or lower than earnings reported in our financial statements due to certain pre-established adjustments. These adjustments are described under the section titled “How was the 2015 earnings goal determined?”

Why were these performance measures used for the annual bonus plan?

The Compensation Committee selected earnings as the 2015 annual bonus financial performance measure because it believes this measure provides an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties clearly understand.

The committee included employee and public safety and customer satisfaction measures in the 2015 annual bonus plan because it believes that strong safety and customer satisfaction performance are critical to strong long-term financial performance.

The committee may apply discretion in determining the results of the performance measures or in consideration of the contributions of each named executive officer. For 2015, the Compensation Committee determined that there would be no payout for certain operational performance measures. In light of the Aliso Canyon natural gas leak, negative discretion was exercised to provide no payout for SoCalGas safety measures and certain customer satisfaction measures. The Committee also reduced the payout for the SDG&E employee safety measure to zero due to a work-related employee death.

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How was the 2015 earnings goal determined?

Table 10 shows the earnings criteria for 2015 bonuses:

2015 EARNINGS GOALS FOR BONUS PURPOSES

	Threshold	Target	Maximum
Sempra Energy Earnings (Dollars in Millions)	$1,125	$1,200	$1,285

Table 10

The Compensation Committee set 2015 bonus guidelines, with the target of $1.200 billion in earnings, based on the company’s financial plan with certain adjustments for incentive plan purposes. The financial plan takes into account anticipated business unit earnings, planned purchases or sales of assets, major capital projects and other significant issues impacting the company’s earnings. The financial plan also is used to develop the company’s public earnings guidance.

Consistent with the approach taken in prior years, the committee also determined at the beginning of the year that the earnings calculation for bonus purposes would be adjusted as follows:

•	Exclude positive or negative impact of major changes in accounting rules that were unknown or unanticipated at the beginning of the year.

•	Exclude certain items that do not have a material adverse impact on the Company’s stock price as determined by the Compensation Committee. Such items may include, but are not limited to:

•	LNG-related project development costs paid to third parties to the extent the earnings impact of such items are not included in the earnings target. These costs also were excluded from our 2015 earnings guidance.
•	the pro forma earnings impact of any acquisition or divestiture (other than related to individual renewable assets) to the extent the earnings impact of such acquisition or divestiture or related transaction and integration cost is not included in the Sempra Energy earnings target.

•	Gains or losses related to RBS Sempra Commodities, which was sold in 2010.

•	Include 10 percent of any gains or losses from the sale of assets or write-down of assets in connection with a sale. This is because the committee believes that the impact of asset sales should be measured primarily through stock price. Most of the impact would then be reflected in the long-term incentive plan.

•	Include up to 10 percent of:

•	the impact of 2007 wildfire litigation.

•	the impact of any impairment of the San Onofre Nuclear Generating Station (SONGS) or any related earnings effect from purchased replacement power.

What adjustments were applied to 2015 GAAP earnings for annual bonus plan purposes?

A reconciliation of 2015 GAAP earnings to earnings for annual bonus plan purposes is provided in Table 11.

2015 EARNINGS ADJUSTMENTS FOR BONUS PURPOSES

(Dollars in Millions)	Reconciliation
GAAP Earnings	$1,349
Pre-Defined Adjustments:
Exclude 90 percent of gains and losses for the sale of assets or write-down of assets in connection with a sale (Retain 10 percent)	(37)
Exclude 90 percent of SONGS-related adjustments (Retain 10 percent)	(14)
Exclude external LNG development costs	6
Exclude gains and losses related to RBS Sempra Commodities	(15)
Earnings for Annual Bonus Purposes	$1,289

Table 11

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What was the overall performance score for the 2015 performance-based annual bonus plan?

Overall performance was at 187.9 percent of target performance. Details of the plan metrics and results are provided below:

	Weight	ICP Goals			Actual Performance
2015 Performance Measures		Minimum	Target	Maximum
Financial:
Sempra Energy Earnings (Dollars in Millions)	85%	$1,125	$1,200	$1,285	$1,289
Subtotal: Financial	85%
Safety:
Sempra International — Safety (Total Recordable Incident Rate)	1.25%	2.10	1.91	1.72	0.91
Sempra International — Safety (Lost Time Accident Rate)	1.25%	1.39	1.26	1.14	0.70
Sempra USG&P — Safety (OSHA Lost Time Incident Rate)	2.50%	0.90	0.80	0.70	0.0
SDG&E — Safety (OSHA Recordable Rate)	1.43%	2.6		2.2	No payout for this SDG&E safety measure per Compensation Committee Discretion[1]
SDG&E — Pipeline Safety Program — Miles Remediated	0.54%	5 miles	6 miles	7 miles	6.1 miles
SDG&E — Pipeline Safety Program — Number of Valves Retrofitted	0.54%	5 valves	7 valves	10 valves	11 valves
SoCalGas — Safety (OSHA Recordable Injury Rate)	1.25%	3.72		2.72	No payout for SoCalGas safety measures per Compensation Committee Discretion[2]
SoCalGas — Pipeline Safety Program — Miles of Phase 1 Pipe Remediated	0.25%	50 miles	60 miles	70 miles
SoCalGas — Pipeline Safety Program — Number of Valves Retrofitted	0.25%	40 valves	50 valves	60 valves
SoCalGas — Pipeline Safety Program — Miles of Phase 1 Pipe Completing Detailed Engineering	0.25%	40 miles	50 miles	60 miles
SoCalGas — Distribution System Integrity — Main and Service Replacement	0.50%	150 miles	175 miles	200 miles
Subtotal: Safety	10%
Customer Satisfaction:
SDG&E — Customer Connections Survey Index	1.25%	52%	56%	60%	57.8%
SDG&E — Self-Service	1.25%	41%	43%	45%	55.0%
SoCalGas — Advanced Meter Module Installations	0.938%	4,100,000	4,200,000	4,300,000	4,572,006
SoCalGas — Customer Insight Study	0.625%	91.6%	93.3%	94.9%	No payout for these SoCalGas customer satisfaction measures per Compensation Committee Discretion[2]
SoCalGas — Customer Experience Survey	0.938%	76.5%	77.5%	78.5%
Subtotal: Customer Satisfaction	5%
TOTAL	100%
Actual Performance as a Percent of Target					187.9%

Table 12

[1]	SDG&E’s safety (OSHA Recordable Rate) performance was more favorable than the maximum performance goal and was the best OSHA Recordable Rate that SDG&E has ever achieved. Despite these exemplary overall safety results, there was a work-related fatality. At Management’s request, the Compensation Committee exercised negative discretion to reduce the payout for this performance measure to zero.
[2]	In light of the Aliso Canyon natural gas leak, the Compensation Committee exercised negative discretion to provide no payout for SoCalGas safety measures and certain customer satisfaction measures.

Without the exercise of negative discretion, the overall performance for the plan would have been 195.6 percent of target.

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What bonuses did named executive officers receive under the 2015 performance-based annual bonus plan?

Based on overall performance and its consideration of the contributions of each named executive officer, the Compensation Committee approved the payment of the annual bonuses shown in Table 13.

BONUSES PAID TO NAMED EXECUTIVE OFFICERS FOR 2015 PERFORMANCE

	Base Salary at Year-End 2015	x	Bonus Target	x	Performance Score[1]	=	Bonus[2]
Debra L. Reed	$1,350,000		125%		188%		$3,170,000
Mark A. Snell[3]	$854,100		95%		188%		$1,525,000
Joseph A. Householder	$655,100		80%		188%		$984,500
Martha B. Wyrsch	$561,000		70%		188%		$737,700
Steven D. Davis[4]	$541,400		63%		188%		$616,400

Table 13

[1]	The actual performance score of 187.85% percent is rounded in Table 13.

[2]	Bonus amounts are rounded up to the nearest hundred.

[3]	Mr. Snell’s target was prorated to reflect the July 1, 2015 increase in his target from 90% to 100%.

[4]	Mr. Davis’ target is prorated to reflect the increase in his target from 60% to 70% upon his September 26, 2015 promotion. His award also was prorated between the corporate plan and the SDG&E plan, which had an overall performance score of 179.1% of target.

3.	Long-Term Equity-Based Incentives

Long-term equity-based incentives are the largest single component of each named executive officer’s total target compensation package. (See Figure 11 for these percentages.)

What type of equity is granted?

In accordance with our pay-for-performance philosophy, the entire long-term incentive plan award for our CEO and named executive officers is in the form of performance-based restricted stock units. (Awards that Mr. Davis received prior to his September 26, 2015 promotion include a service-based component.)

Why is this type of equity used?

Although typical market practice is to grant a portion of long-term incentive awards as time-based equity, the Compensation Committee believes that linking 100 percent of the long-term incentive award to our relative total shareholder return and earnings per share growth creates the strongest alignment with shareholder interests.

The Compensation Committee approved this equity award structure after considering many variables. These included alignment with shareholder interests, plan expense, share usage and market trends.

How does our equity award structure compare to our peers?

As shown in Figure 17, all of our CEO’s long-term incentive compensation is performance-based. In contrast, both our general industry and utilities peer groups provide a significant portion of long-term incentive awards in time-based restricted stock and stock options. In addition to the types of equity granted, our payout scale differs from our peers. The payout scales that many of our peers use for performance-based equity awards pay 25 percent to 50 percent for threshold performance. Our payout scale provides for zero payout at threshold.

CEO EQUITY COMPENSATION

Figure 17	Figure 18	Figure 19

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What is the process for determining and calculating individual equity award grants?

In making the annual grants, the committee:

•	Specified a dollar value (based on a percentage of base salary) and other terms for each executive officer’s award.

•	Based the number of shares underlying the awards granted on the specified dollar value, as opposed to a fixed number of shares for each executive officer. This approach allows maintenance of the pay mix described previously.

On the grant date, we calculated the precise number of shares to be granted to each executive officer by dividing the total value of each executive officer’s award by the closing stock price on that date. These values are presented in Table 14 below.

The award values reported in the Summary Compensation Table and Grants of Plan-Based Awards Table for the portion of the awards based on earnings per share growth are based on the closing stock price on the grant date. The values reported for the portion of the awards based on relative total shareholder return are based on a Monte Carlo valuation model, which is used to determine the accounting cost under accounting guidance for stock compensation.

Were any special awards granted to named executive officers in 2015?

Special equity awards also may be granted with the Compensation Committee’s approval upon the hiring or promotion of executive officers, to reward extraordinary performance, or to promote retention. In 2015, Messrs. Snell and Householder and Ms. Wyrsch received special grants of performance-based restricted stock units that vest upon the commencement of commercial operations of Cameron LNG Train 14. The grants recognize their contributions to the Cameron LNG joint venture and to the company and help to ensure their retention through the launch of the project’s commercial operations. For more detail on these awards, please see “Executive Summary – What key changes were made to named executive officer compensation in 2015?”

What was the target value of the equity grants?

Based on its review of the market data, the Compensation Committee increased Ms. Reed’s long-term incentive opportunity from 450 percent to 475 percent of her base salary. With this change, the estimated grant date fair value of Ms. Reed’s award approximated the 50th percentile of the general industry peer group market data. For other named executive officers, awards generally approximated the median of the market data.

Table 14 illustrates the target value of 2015 annual long-term incentive awards.

TARGET GRANT VALUES FOR 2015

	Performance-Based Restricted Stock Units
	Base Salary	Target Value	Total
Debra L. Reed	$1,350,000	475%	$6,412,500
Mark A. Snell[1]	$ 754,800	300%	$2,264,400
Joseph A. Householder[1]	$ 655,100	240%	$1,572,240
Martha B. Wyrsch[1]	$ 561,000	185%	$1,037,850
Steven D. Davis[2]	$ 490,100	160%	$ 784,160

Table 14

[1]	In addition to the equity grant shown above, Messrs. Snell and Householder and Ms. Wyrsch received special grants of performance-based restricted stock units with vesting linked to the commencement of commercial operations at Cameron LNG. The grant date values of these awards were $3,019,256 for Mr. Snell, $2,620,440 for Mr. Householder, and $1,122,021 for Ms. Wyrsch.

[2]	Mr. Davis’ 2015 award, which was granted prior to his promotion, included both performance-based restricted stock units (75% of grant date value) and service-based restricted stock units (25 percent of grant date value).

The actual amounts realized by equity award recipients will depend on future stock performance and the degree to which performance measures are achieved. The amounts ultimately realized will not necessarily track with the target grant values.

Why does the company grant performance-based restricted stock units?

The Compensation Committee sought a direct link to performance in comparison to indices and peers. To achieve this result, the committee uses performance-based restricted stock units based on relative total shareholder return (80 percent of grant date award value). The link between pay and long-term earnings performance is further strengthened by the 2014 addition of a second performance measure based on long-term earnings per share growth (20 percent of grant date award value).

Performance-based restricted stock units can also deliver the same economic value with significantly fewer shares than stock options, and so result in lower dilution.

[4]	These awards are designed to meet the conditions necessary to preserve the deductibility of the award under Section 162(m) of the Internal Revenue Code. In addition to commencement of commercial operations of Cameron LNG Train 1, Sempra Energy must achieve positive 2015-2017 GAAP net income for awards to vest.

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What were the performance goals for the 2015 restricted stock units?

The 2015 long-term incentive plan awards included two performance measures — relative total shareholder return and earnings per share growth. Eighty percent of the total target award value is linked to relative total shareholder return and 20 percent is linked to earnings per share growth.

1.	Total Shareholder Return

Each performance-based restricted stock unit represents the right to receive between zero and two shares of Sempra Energy common stock based on the company’s three-year cumulative total shareholder return compared with the S&P 500 Index and the S&P 500 Utilities Index. We measure our total shareholder return against both the S&P 500 Index and the S&P 500 Utilities Index because our operations extend beyond those of a typical utility and we have growing international operations.

Our stock can be influenced by factors that do not necessarily affect many of the companies in the S&P 500 Utilities Index. This is discussed in more detail under “Executive Summary — What is the company’s business model and how are we viewed by investors?” and “Executive Summary — How are our business model and our investor profile reflected in our executive compensation program?”

If the company’s performance is at or above the total shareholder return of the market-capitalization-weighted S&P 500 index, participants will receive a minimum of one share for each restricted stock unit. If our performance exceeds the 50th percentile compared to the S&P 500 Utilities Index, participants have the opportunity to earn up to two shares for each restricted stock unit and participants may earn a partial share for performance between the 30th and 50th percentiles. As discussed under “Managing Risk in Compensation Plans — What risk-mitigation features are used in our compensation program?” our payout scale begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance.

Performance Measure	Sempra Energy Common Stock Shares Received for Each Restricted Stock Unit[1]
Cumulative Total Shareholder Return Performance vs. S&P 500 Index	1.0 Share Earned if Cumulative TSR meets/exceeds S&P 500 Index[2] (no upside or downside potential)
Cumulative Total Shareholder Return Percentile Rank vs. S&P 500 Utilities Index
90th Percentile or Above	2.0
70th Percentile	1.5
50th Percentile	1.0
40th Percentile	0.5
30th Percentile or Below	0.0

Table 15

[1]	Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

[2]	If the company’s total shareholder return is at or above the total shareholder return of the S&P 500 Index, participants will receive a minimum of one share for each restricted stock unit.

Note: If performance falls between the tiers shown in Table 15, the payout is calculated using linear interpolation.

In 2015, the design for our performance-based restricted stock units based on relative total shareholder return was enhanced by the inclusion of a modifier based on absolute total shareholder return. While relative total shareholder return continues to be the primary performance measure, the addition of a modifier strengthens the focus on achieving both strong relative and absolute total shareholder return performance. This further strengthens alignment with shareholder interests. For instance, the modifier reduces award payouts for high relative performance if absolute total shareholder return is low. In an instance in which both relative and absolute total shareholder return are high, the modifier may increase award payouts but cannot cause the total award payout to exceed 200 percent (2.0 shares earned for each restricted stock unit).

The modifier was developed based on two financial benchmarks, Sempra Energy’s historical total shareholder return and historical estimated cost of equity. The modifier adds 20 percent to the award’s payout (as initially calculated based on relative total shareholder return) for absolute total shareholder return performance in the top quartile of the distribution of the historical benchmark data. It reduces the award’s payout by 20 percent for performance in the bottom quartile of the distribution of the historical benchmark data. For the 2015 award, the modifier is triggered if our total shareholder return is at or above 37 percent or if our total shareholder return is at or below -23 percent. If performance falls within the second or third quartiles, the modifier is not triggered and the payout is based solely on the relative total shareholder return performance result. The modifier cannot cause the total award payout to exceed 200 percent.

2.	Earnings Per Share Growth

The 2015 long-term incentive plan awards also included a performance-based restricted stock unit award linked to earnings per share growth5. The award measures the three-year compound annual growth rate of our earnings per share beginning on January 1, 2015 and ending on December 31, 2017. The payout scale below was developed based on Sempra Energy’s long-term earnings per share growth projection as well as the December 31, 2014 analyst consensus long-term earnings per share growth estimates for the S&P 500 Utilities Index peer companies. The 3.2 percent threshold

[5]	The award is designed to meet the conditions necessary to preserve the deductibility of the award under Section 162(m) of the Internal Revenue Code while providing flexibility to the Compensation Committee in determining the payout under the award. In order for there to be any payout, the company must achieve positive cumulative net income for the performance period. The Compensation Committee may then apply negative discretion as described herein.

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payout of zero represents the 25th percentile of the analyst consensus estimates. The target payout of 4.7 percent is based on the median consensus estimate. An earnings per share compound annual growth rate of 6.6 percent represents the 75th percentile of the analyst consensus estimates. The earnings per share compound annual growth rate of 8 percent or more, which is required to earn a maximum payout, is based on the top end of our estimated three-year earnings per share compound annual growth range of 6 to 8 percent.

Earnings Per Share Compound Annual Growth Rate	Sempra Energy Common Stock Shares Received for Each Restricted Stock Unit[1]
8.0 Percent or higher	2.0
6.6 Percent	1.5
4.7 Percent	1.0
3.2 Percent	0.0

Table 16

[1]	Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note: If performance falls between the tiers shown in Table 16, the payout is calculated using linear interpolation. As discussed under “Managing Risk in Compensation Plans — What risk-mitigation features are used in our compensation program?” our payout scale begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance.

For purposes of the long-term incentive award, the calculation of earnings per share may, at the Compensation Committee’s discretion, include the same potential adjustments described on page 40 under “How was the 2015 earnings goal determined?”, as well as adjustments related to, among other things, other unusual or non-operating items.

What were the results for the 2011 to 2014 and the 2012 to 2015 award cycles?

Our long-term stock performance was reflected in the results of the 2011-2014 and 2012-2015 award cycles, which vested on January 2, 2015 and January 4, 2016, respectively. For the 2011 grant, our 2011 through 2014 relative total shareholder return was at the 97th percentile of the S&P 500 Utilities Index. For the 2012 grant, our 2012 through 2015 relative total shareholder return was at the 96th percentile of the S&P 500 Utilities Index. As a result, both grants vested at 150 percent of target performance with a payout of 1.5 shares of common stock plus reinvested dividends for each restricted stock unit. The maximum payout level for the 2011-2014 and 2012-2015 award cycles was 150 percent of target.

In addition, Ms. Reed and Messrs. Snell and Householder received grants upon their 2011 promotions to Chief Executive Officer, President, and Chief Financial Officer, respectively. Ms. Reed’s grant vested on July 1, 2015 at 150 percent of target based upon our relative total shareholder return performance at the 97th percentile of the S&P 500 Utilities Index. Mr. Snell’s and Mr. Householder’s grants vested on September 12, 2015 at 150 percent of target based on our relative total shareholder return performance at the 96th percentile of the S&P 500 Utilities Index.

Benefit Plans

Our executive officers also participate in other benefit programs including: (1) health, life insurance and disability plans; (2) retirement plans; (3) 401(k) savings and deferred compensation plans and (4) other benefit programs.

1.	Health, Life Insurance and Disability Plans

Our executive officers participate in life, disability, medical and dental insurance group plans that are available to virtually all employees. These are common benefits essential to attracting a high-quality workforce.

Do executives receive any benefits in addition to the basic group plans?

In addition to the basic group plans, Ms. Reed, Mr. Snell and Mr. Householder participate in the following:

•	A medical insurance plan that provides up to $20,000 (the annual aggregate maximum) in additional coverage for medically necessary care for the officer or covered dependents. This plan was closed to new participants in 2012.

•	A life insurance plan providing additional life insurance death benefits (two times base salary and bonus for active employees and 1.5 times base salary and bonus for retired employees). This plan was closed to new participants in 2012.

Ms. Wyrsch and Mr. Davis receive an annual executive benefit program allowance that may be used to cover out of pocket costs for health and welfare benefits as well as certain other costs, which is described under “— Other Benefit Programs” below. Mr. Davis also participates in the life insurance plan described above.

All of our named executive officers participate in a long-term disability plan providing additional protection upon disability (60 percent of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic long-term disability plan.

2.	Retirement Plans

Our executive officers participate in our Cash Balance Plan and a Supplemental Executive Retirement Plan.

What is the Cash Balance Plan?

The Cash Balance Plan is a tax-qualified pension plan available to most company employees.

Why does the company offer a supplemental retirement plan?

The committee believes that retirement, savings and deferred compensation plans, in general, and the Supplemental Executive Retirement Plan, in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer-term executive participants.

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How are benefits calculated?

Our Supplemental Executive Retirement Plan, or SERP, provides named executive officers with retirement benefits based on the executive’s:

•	Final average pay [6]

•	Actual years of service

•	Age at retirement

SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan.

Both the Cash Balance Plan and the SERP use only base salary and annual incentive bonuses in calculating benefits. The value of long-term incentive awards is not included.

3.	401(k) Savings and Deferred Compensation Plans

Our executive officers, together with most other company employees, participate in our broad-based, tax-qualified 401(k) Savings Plan. Officers and certain other employees may also participate in a deferred compensation plan.

What is the 401(k) Savings Plan?

Employees may contribute a portion of their pay to a tax-qualified 401(k) savings plan. Contributions to the plan are invested on a tax-deferred basis.

The basic company matching contribution is equal to one-half of the first six percent of the employee’s contributions. In addition, employees receive a “stretch match” equal to one-fifth of the next five percent of the employee’s contributions. The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans.

What is the deferred compensation plan?

Our executive officers and other key management employees also may defer up to 85 percent of their base salary and bonus under a nonqualified deferred compensation plan, the Employee and Director Savings Plan. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.

Participants can direct these deferrals into:

•	Funds that mirror the investments available under our 401(k) Savings Plan, including a Sempra Energy phantom stock account, and

•	A fund providing interest at the greater of 110 percent of the Moody’s Corporate Bond Yield or the Moody’s Corporate Bond Yield plus one percent.

•	Deferrals of performance-based restricted stock unit awards must be directed into the Sempra Energy phantom stock account.

The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. Deferred compensation plan matching contributions mirror the basic company matching contribution made for other employees under the 401(k) savings plan, but do not include the “stretch match.”

All employee contributions, matching company contributions and investment earnings in both the 401(k) savings plan and deferred compensation plan vest immediately.

4.	Other Benefit Programs

We provide certain other typical benefits to our executive officers. The Compensation Committee reviews the level and types of these benefits each year. The committee believes that these benefits are reasonable and important in attracting and retaining executive talent.

These benefits include financial planning services and excess personal liability insurance. Our Chief Executive Officer has an executive security specialist for personal and business driving in the context of an overall security plan.

As described above, Ms. Wyrsch and Mr. Davis receive an annual executive benefit program allowance of $30,000, which may be used to cover out of pocket costs for health and welfare benefits as well as the cost of financial planning and excess personal liability benefits. Any unused allowance is paid out at year-end.

None of these benefits includes a tax gross-up provision.

Severance and Change in Control Arrangements

Our executive officers have severance pay agreements that include change in control features. The agreements do not contain excise tax gross-up provisions. Equity awards granted after May 2013 include a double trigger change in control provision. None of our officers has an employment agreement.

Why does the company provide severance agreements?

The Compensation Committee believes that severance agreements, which are a prevalent market practice, are effective in:

•	Attracting executives who are leaving an existing employer

•	Mitigating legal issues upon an employment separation

•	Retaining talent during uncertain times

By mitigating the effect of potential job loss, severance agreements reinforce management continuity, objectivity and focus on shareholder value. This is particularly critical in actual or potential change in control situations.

What benefits do severance agreements provide?

The severance agreements provide for cash payments and the continuation of certain other benefits for a limited period when:

•	The company terminates an executive’s employment for reasons other than cause; or

•	When the executive resigns for “good reason.”

[6]	Final average pay is the average of the two highest years of base salary plus the average of the three highest annual bonuses during the ten years prior to retirement.

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What does resignation for “Good Reason” mean?

A resignation for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities or, following a change in control, changes in employment location.

These provisions provide safeguards against arbitrary actions that effectively force an executive to resign. In order to receive some of the benefits in the agreement, the executive must comply with contractual confidentiality, non-solicitation and non-disparagement obligations.

Do the agreements provide for a tax gross-up to offset any taxes incurred by the executive as a result of the severance payment?

The agreements do not contain a tax gross-up provision.

What happens to outstanding equity awards upon a change in control?

Awards granted after May 2013 were granted under the 2013 Long-Term Incentive Plan, which contains a double trigger change in control provision. Awards do not automatically vest upon a change in control.

Rather, vesting is only accelerated upon a termination of employment that meets certain conditions following a change in control, except as described below.

Restricted stock unit awards issued to date under the 2013 Long-Term Incentive Plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Section 16 of the 2013 Long-Term Incentive Plan. If awards are not assumed or replaced or are held by an employee who is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, such awards would vest upon a change in control. See “Compensation Tables — Severance and Change in Control Benefits” below.

Some outstanding awards were granted under our 2008 shareholder-approved long-term incentive plan. Under the 2008 plan, upon a change in control of the company, all previously granted stock options vest and become immediately exercisable, and all performance and time restrictions lift for outstanding restricted stock and restricted stock unit awards.

For outstanding performance-based restricted stock unit awards granted from January 2012 through May 2013 under the 2008 plan, the number of shares earned is determined based on performance through the date of the change in control.

Compensation Committee Roles and Responsibilities

Overview

The Compensation Committee’s primary role is to determine all aspects of compensation for our executive officers. The committee reviews all pay components for our Chief Executive Officer and other executive officers.

The committee typically holds four regularly scheduled meetings each year, with additional meetings scheduled when required. The committee’s chair approves the agenda prior to each meeting. Five directors currently sit on the committee. Each member of the committee is required to be:

•	An independent director under independence standards established by the New York Stock Exchange.

•	An outside director under Section 162(m) of the Internal Revenue Code.

•	A non-employee director under Rule 16b-3 of the Exchange Act.

The Compensation Committee:

•	Sets its meeting dates and agenda items annually.

•	Considers standing agenda items and other topics at each meeting.

•	Holds an executive session at each meeting without management.

•	Recommends changes to its charter for approval by the board as needed.

•	Retains its own independent compensation advisor.

•	Conducts an annual self-assessment of its effectiveness in compliance with its charter.

The committee most recently reviewed its charter in June 2015. The charter is available on our website at www.sempra.com under the “Investors” and “Governance” tabs.

What are the responsibilities of the Compensation Committee?

The Compensation Committee’s major responsibilities include:

•	Analyzing executive compensation market data, including base salaries, annual bonuses, long-term incentives and total pay, as well as executive compensation principles, strategies, trends, regulatory requirements and current programs.

•	Overseeing and approving annual incentive plans, equity-based plans, severance plans, deferred compensation arrangements, retirement benefits and other programs and benefits that primarily cover executive officers.

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers.

•	Leading the performance evaluation of the CEO in light of these goals and objectives. Based on individual and company performance, competitive compensation information and other considerations, approving and recommending the CEO’s compensation level for ratification by our independent board members.

•	Tracking and understanding the total compensation of each executive officer and reviewing, at least once a year, tally sheets that summarize the major elements of compensation.

•	Reporting annually to the board on succession planning.

•	Reviewing and recommending to the board that the Compensation Discussion and Analysis be included in our proxy statement.

•	Analyzing long-term incentive plan overall dilution and current annual dilution rates.

•	Designing our compensation programs to encourage and reward sustainable growth in our business with what the committee deems to be acceptable risk.

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How do the Compensation Committee and the board use tally sheets?

The Compensation Committee uses tally sheets to review and evaluate our total executive compensation and benefit programs. These tally sheets, along with information prepared annually for the proxy statement, are used to consider:

•	Information for analyzing the design, operation and effectiveness of our executive compensation programs.

•	The total dollar value of executives’ accumulated compensation and benefits, including holdings of our common stock and realized and unrealized gains under equity-based compensation awards.

•	Estimated pension benefits, life insurance benefits and deferred compensation balances.

•	Information on change in control scenarios.

The committee does not rely on tally sheets to establish specific pay levels. Instead, pay levels are based primarily on external market data and other considerations described elsewhere in this discussion.

In addition, board members receive a Compensation Program Summary. The summary provides an overview of our executive compensation philosophy, information on each executive compensation plan and officer and employee demographic data.

The Compensation Committee’s Advisors

The Compensation Committee retains an independent advisor to assist it with executive compensation matters. It has the sole authority to select, compensate and terminate its external advisors.

In 2015, the committee retained Exequity as its independent compensation consultant. The committee has assessed Exequity’s independence pursuant to SEC rules and concluded that there are no conflicts of interest. Exequity is a nationally recognized independent provider of executive compensation advisory services, with no affiliation with any other service provider.

An Exequity representative attended all committee meetings and met in executive session with the committee members at all four of the regular 2015 meetings.

Exequity supported the committee by:

•	Providing competitive data on compensation and relative performance of peer group companies.

•	Recommending pay programs and salary increase budgets.

•	Conducting a risk assessment of incentive programs.

•	Making presentations on regulatory and legislative matters affecting executive compensation.

•	Providing opinions on the reasonableness of compensation.

•	Consulting on other related matters as needed.

Exequity and its affiliates do not perform any work for the company outside of their advisory role to the Compensation Committee. Exequity’s fees for services provided in 2015 were $126,989.

Management’s Role

Our Chief Executive Officer and/or Senior Vice President, Chief Human Resources and Administrative Officer attend the non-executive session of each Compensation Committee meeting. Our human resources department assists the committee by preparing tally sheets and other compensation information and analyses for its consideration. Both the committee members and the independent compensation consultant receive all presentation materials in advance of committee meetings.

Our accounting, finance and law departments also support the committee with respect to compensation-related matters, including issues related to broad-based benefit plans and regulatory reporting and compliance.

None of our executive officers determine or approve any element or component of their own compensation, nor are they present during the committee’s deliberation regarding their own compensation. This includes base salary, annual bonus, long-term incentives and other aspects of compensation. Our CEO does not meet separately with the committee’s independent compensation consultant.

The Compensation Committee does seek our CEO’s views on the performance of our other executive officers, and she makes pay recommendations for these officers. In addition, the committee frequently requests input from the CEO on what programs and goals she believes might be most appropriate given the company’s strategic direction.

Managing Risk in Compensation Plans

How does the company manage risk in compensation plans?

The Compensation Committee manages the risk inherent in incentive compensation plans:

•	By balancing short-term and long-term incentives.

•	By linking a higher proportion of total compensation to long-term incentives.

•	Through incentive plan design and performance measure selection.

Our risk management program is further strengthened by our clawback policy, which applies to both short-term and long-term incentive plans, our anti-hedging policy and our executive stock ownership requirements.

Has a risk assessment been conducted by an independent third party?

The Compensation Committee’s independent consultant, Exequity, conducted a risk assessment of our 2015 incentive compensation programs. Their findings concluded that our incentive plans do not create risks that are likely to have a material adverse impact on the company. The committee concurs with these findings. Specific examples of safeguards and risk-mitigating features found in our executive incentive programs are listed below.

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What risk-mitigation features are used in our compensation program?

Our long-term incentive awards include the following risk-mitigation features:

•	Use a payout scale that begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance.

•	Avoid “cliffs” in the payout scale, avoiding the creation of pressure points that may encourage unintended results. An example of a cliff is a scale that pays 50 percent for threshold performance and zero for performance immediately below threshold.

•	Use a market-based performance measure, relative total shareholder return, as the performance measure for 80 percent of the grant date value of our restricted stock unit grants and a measure based on long-term earnings per share growth for the remaining 20 percent.

•	Measure our total shareholder return against the S&P 500 Index and the S&P 500 Utilities Index rather than against peer groups selected by the company. Using these indices ensures objectivity in the determination of our peer groups.

Our annual bonus plans include the following features:

•	Use a payout scale that begins at zero for threshold performance. In contrast, many of our peers pay 25 percent or 50 percent for threshold performance. Our payout scale is linear, ranging from zero at threshold to 200 percent at maximum.

•	Use a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain pre-defined adjustments. These adjustments are limited and made only after thoughtful consideration by the Compensation Committee.

•	Incorporate performance measures linked to our businesses, including employee and public safety and customer satisfaction, in addition to the corporate financial performance measure.

•	Provide the committee with downward discretion over certain incentive plan payouts.

What type of clawback policy is in place?

Our clawback policy applies to both short-term and long-term incentive plans. It is included in both executive and non-executive plans.

The policy requires the forfeiture, recovery or reimbursement of awards or compensation under the applicable plans as:

•	Required by applicable law, or

•	Required under any policy implemented or maintained by the company pursuant to any applicable rules or requirements of a national securities exchange or national securities association on which any securities of the company are listed.

The company also reserves the right to recoup compensation paid if it determines that the results on which compensation was paid were not actually achieved.

In addition, the Compensation Committee may, in its sole discretion, require the recovery or reimbursement of incentive compensation awards from any employee whose fraudulent or intentional misconduct materially affects the operations or financial results of the company or its subsidiaries.

Evaluating and Compensating the Chief Executive Officer

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to our Chief Executive Officer’s compensation. These goals are based primarily upon objective criteria, including:

•	Business performance

•	Accomplishing strategic and financial objectives

•	Developing management

•	Other matters relevant to the company’s short-term and long-term success and shareholder value creation

How does the board evaluate the CEO’s performance?

All independent directors provide input for the CEO’s performance evaluation. Directors are provided with the CEO’s goals and her assessment of the status of each goal. The committee leads the process and reviews the results with the independent directors.

The committee chair discusses the board’s evaluation with the CEO. Based upon this evaluation, the committee determines the CEO’s final compensation level after considering all of the objectively determined criteria. This includes base salary and awards under annual and long-term incentive plans.

In determining the long-term component of our CEO’s compensation, the committee considers the company’s performance and relative total shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards granted in past years.

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What were the CEO’s 2015 goals and how did they impact her compensation?

Below are highlights of our CEO’s 2015 goals:

CEO Goals	Status
Achieve our 2015 earnings guidance.	Exceeded.
Manage construction of Cameron LNG Liquefaction to meet agreed-upon milestones and complete initial filings for Cameron Expansion and Port Arthur projects.	Construction of the three liquefied natural gas export trains at Cameron LNG is proceeding on schedule and on budget and initial regulatory filings for the potential Cameron Expansion and Port Arthur projects have been completed.
Continue to grow international infrastructure.

IEnova was awarded the San Isidro-Samalayuca pipeline project, which is valued at approximately $110 million.

Luz del Sur completed construction and commenced commercial operations of the Santa Teresa hydroelectric power project in Peru.

Continue to develop our renewables business.	Sempra U.S. Gas & Power continued to develop its renewables business. The Copper Mountain Solar 2 and 3 projects were completed ahead of schedule and construction commenced on Copper Mountain Solar 4, Mesquite Solar 2 and 3, and Black Oak Getty Wind projects.
Complete SDG&E and SoCalGas 2016 General Rate Case filings.	SDG&E and SoCalGas, along with the California Public Utilities Commission’s Office of Ratepayer Advocates and several intervenors, filed a joint motion with the commission for adoption of a settlement agreement for the utilities’ 2016 General Rate Case, with the exception of a pending tax issue.
Continue deployment of advanced metering at SoCalGas.	Progress exceeded plan. Over 4.5 million meters installed.
Prepare to launch an Initial Public Offering of a Master Limited Partnership (MLP).	Market conditions are not attractive to move forward with a launch. While the company was prepared to move forward, we will not do so until market conditions improve and we are confident that the launch of an MLP would provide a long-term value proposition for shareholders.

Table 17

Our annual incentive plan includes a financial performance measure based on the company’s earnings. This measure is weighted at 85 percent of the total target incentive award value. By delivering strong 2015 earnings, we exceeded both our earnings guidance and the maximum earnings goal in the short-term incentive plan.

Many of the operational goals in Table 17 relate to multi-year strategic initiatives. Our ability to deliver progress on these initiatives impacts both our stock performance and future earnings. Both stock performance and earnings per share growth are performance measures in our Long-Term Incentive Plan awards.

Share Ownership Requirements

Our Board of Directors has established share ownership requirements for officers to further strengthen the link between company executive and shareholder interests.

The requirements set minimum levels of share ownership that our officers must achieve and maintain.

For officers, the requirements are:

Executive Level	Share Ownership Requirements
Chief Executive Officer	6 times base salary
President	3 times base salary
Executive Vice Presidents and Business Unit Chief Executive Officers	3 times base salary
Senior Vice Presidents	2 times base salary
Vice Presidents	1 times base salary

Table 18

Based on Exequity’s review of competitive benchmark data, we believe our stock ownership requirements are in line with prevalent market practices.

For purposes of the requirements, we include shares owned directly or through benefit plans. We also count deferred compensation that executives invest in phantom shares of our common stock, unvested service-based restricted stock units, and the vested portion of certain in-the-money stock options.

We expect officers to meet these requirements within five years of hire or any officer-level promotion. In 2015, the Compensation Committee also enhanced executive officers’ stock ownership requirements by requiring that until such time as the stock ownership requirements are met, executive officers are expected to retain (and not sell) a number of shares equal to at least fifty percent of the net after-tax shares acquired through equity compensation awards.

All officers are in compliance with the requirements.

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Anti-Hedging Policy

The company maintains an anti-hedging policy, which prohibits employees and directors from trading in puts, calls, options or other future rights to purchase or sell shares of company common stock. Officers and directors are also prohibited from pledging shares of company common stock.

Impact of Regulatory Requirements

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the annual amount of compensation (other than compensation that qualifies as “qualified performance-based compensation”) that publicly held companies may deduct for federal income tax purposes for each of certain executive officers.

The Compensation Committee believes that tax deductibility is one important factor in evaluating a compensation program. We generally design and administer our performance-based incentive plans in a manner intended to allow the Compensation Committee to grant awards that are tax-deductible. This includes obtaining shareholder approval of the plans.

Approximately 86 percent of our CEO’s total target compensation is delivered through performance-based short-term and long-term incentives. For 2015, these performance-based incentives were intended to be “qualified performance-based compensation” that the company may deduct for federal income tax purposes.

However, providing salary levels and other compensation that is not fully tax deductible may be required by competitive or other circumstances and in the best interests of our shareholders. Accordingly, the committee may continue to exercise discretion to provide compensation that may not be fully tax deductible by the company.

Other Tax, Accounting and Regulatory Considerations

Many other Internal Revenue Code provisions, Securities and Exchange Commission regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are effective and are intended to comply with these requirements.

Conclusion

We have structured our executive compensation programs to provide competitive pay opportunities, and to reward outstanding individual and corporate performance. Our performance-based compensation is strongly aligned with the interests of shareholders.

We will continue to monitor our pay programs for alignment with performance, shareholder interests and competitive labor markets. We will continue to offer the programs necessary to attract, retain and motivate top executive talent.

Compensation Committee Report

The Compensation Committee of Sempra Energy’s Board of Directors has reviewed and discussed with the company’s management the Compensation Discussion and Analysis included in this proxy statement and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

William C. Rusnack, Chair

Alan L. Boeckmann

William G. Ouchi

William P. Rutledge

Lynn Schenk

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Compensation Tables

Summary Compensation Table

In the table below, we summarize the compensation for the past three years for our named executive officers.

			Stock Awards (B)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (C)
	Year	Salary	Restricted stock and restricted stock units	Performance- based annual cash bonus	Pension accruals and above-market interest on non- qualified deferred compensation	All Other Compen- sation (D)	Total
Debra L. Reed Chairman and Chief Executive Officer	2015	$1,350,000	$7,159,154	$3,170,000	$4,265,099	$191,519	$16,135,772
	2014	$1,124,600	$5,061,615	$2,492,900	$8,036,421	$177,689	$16,893,225
	2013	$1,060,900	$4,456,187	$2,210,000	$1,915,921	$149,280	$ 9,792,288
Mark A. Snell President	2015	$ 804,858	$5,549,044	$1,525,000	$1,527,071	$102,994	$ 9,508,967
	2014	$ 740,000	$2,221,060	$1,181,100	$3,046,559	$110,794	$ 7,299,513
	2013	$ 734,400	$2,203,407	$1,182,200	$ 107,852	$104,072	$ 4,331,931
Joseph A. Householder Executive Vice President and Chief Financial Officer	2015	$ 655,100	$4,377,064	$ 984,500	$1,331,762	$ 84,925	$ 7,433,351
	2014	$ 618,000	$1,484,519	$ 876,800	$2,422,266	$ 88,405	$ 5,489,990
	2013	$ 594,300	$1,426,646	$ 787,800	$ 419,451	$ 72,197	$ 3,300,394
Martha B. Wyrsch Executive Vice President and General Counsel	2015	$ 561,000	$2,281,767	$ 737,700	$ 642,063	$104,832	$ 4,327,362
	2014	$ 550,000	$1,238,124	$ 682,800	$ 429,262	$ 65,988	$ 2,966,174

Steven D. Davis (A) Executive Vice President, External Affairs and Corporate Strategy	2015	$ 503,733	$ 853,027	$ 616,400	$1,084,603	$ 70,275	$ 3,128,038

(A)	Mr. Davis was promoted to Executive Vice President, External Affairs and Corporate Strategy on September 26, 2015. Prior to his promotion, Mr. Davis was President and Chief Operating Officer of San Diego Gas & Electric Company.

(B)	Grant date fair value of stock awards granted during the year. These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards consist of performance-based restricted stock units and, for Mr. Davis only, service-based restricted stock units. For the performance-based restricted stock units with a performance measure based on total shareholder return, a Monte Carlo valuation model is used to reflect the probable outcome of performance conditions and calculate grant date fair value. For the 2015 performance-based restricted stock units with a performance measure based on earnings per share growth, the maximum values, assuming the highest level of performance conditions were achieved, would be $2,566,861 for Ms. Reed; $907,929 for Mr. Snell; $629,946 for Mr. Householder; $416,975 for Ms. Wyrsch; and $235,389 for Mr. Davis. For the special performance-based restricted stock units granted to Messrs. Snell and Householder and Ms. Wyrsch with a performance measure based on the commencement of commercial operations for Cameron LNG Train 1, the maximum values are $3,019,256 for Mr. Snell; $2,620,440 for Mr. Householder; and $1,122,021 for Ms. Wyrsch.

The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

For additional information regarding stock awards, please see the discussions under “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End.”

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(C)	Represents (i) the aggregate change in the actuarial present value of accumulated benefits under pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120 percent of the federal long-term rate) on compensation deferred on a basis that is not tax-qualified. The 2015 amounts are:

2015 CHANGE IN PENSION VALUE AND ABOVE-MARKET INTEREST

	Change in Accumulated Benefits (1)	Above-Market Interest	Total
Debra L. Reed	$4,129,636	$135,463	$4,265,099
Mark A. Snell	$1,463,102	$ 63,969	$1,527,071
Joseph A. Householder	$1,310,873	$ 20,889	$1,331,762
Martha B. Wyrsch	$ 633,445	$ 8,618	$642,063
Steven D. Davis	$1,066,580	$ 18,023	$1,084,603

(1)	The changes in the actuarial value of pension benefits are due to the accrual of additional age, service, pay, and changes in actuarial assumptions such as mortality and interest rates.

For additional information regarding pension benefits and deferred compensation, please see the discussions under “Pension Benefits” and “Nonqualified Deferred Compensation.”

(D)	All Other Compensation amounts for 2015 are:

2015 ALL OTHER COMPENSATION

	Company 401(k) and Related Plan Contributions	Insurance Premiums	Other	Total
Debra L. Reed	$125,297	$18,789	$47,433	$191,519
Mark A. Snell	$ 66,205	$18,789	$18,000	$102,994
Joseph A. Householder	$ 51,541	$18,986	$14,398	$84,925
Martha B. Wyrsch	$ 42,434	$ 7,398	$55,000	$104,832
Steven D. Davis	$ 33,893	$ 6,382	$30,000	$70,275

Amounts shown in the “Other” column consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of executive officers on a dollar-for-dollar basis; financial and estate planning services; a $30,000 executive benefit program allowance (for Ms. Wyrsch and Mr. Davis) and for Ms. Reed, the incremental cost to us (the hourly rate of drivers plus fuel, vehicle maintenance and depreciation expense) of commuting and other personal use of company cars and drivers. For Ms. Reed and Ms. Wyrsch, 2015 company matching contributions to charitable organizations were

$25,000, with lesser amounts for the other named executive officers. They do not include parking at company offices and the occasional personal use by executive officers of company property and services (including club memberships and entertainment events which would not otherwise be used for the business purposes for which they were obtained) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use.

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Grants of Plan-Based Awards

Our executive officers participate in shareholder-approved incentive compensation plans that are designed to encourage high levels of performance on both a short-term and a long-term basis. Shorter-term incentives, typically annual performance-based cash bonuses, are provided under our Executive Incentive Plan. Longer-term incentives, typically performance-based restricted stock units, are provided under our Long-Term Incentive Plan.

We summarize below our 2015 grants of plan-based awards for our executive officers named in the Summary Compensation Table.

2015 GRANTS OF PLAN-BASED AWARDS

	Grant Date (A)	Autho- rization Date (A)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus) (B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (C)			All Other Stock Awards (D)	Grant Date Fair Value of Stock Awards (E)
			Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares
Debra L. Reed
Performance-based Restricted Stock Units based on TSR	1/02/15	12/8/14				-	45,770	91,540		$5,875,724
Performance-based Restricted Stock Units based on EPS Growth	1/02/15	12/8/14				-	11,450	22,900		$1,283,431
Annual Bonus			$-	$1,687,500	$3,375,000
Mark A. Snell
Performance-based Restricted Stock Units based on TSR	1/02/15	12/8/14				-	16,170	32,340		$2,075,824
Performance-based Restricted Stock Units based on EPS Growth	1/02/15	12/8/14				-	4,050	8,100		$453,965
Performance-based Restricted Stock Units based on Cameron LNG	1/02/15	12/8/14				-	26,936	26,936		$3,019,256
Annual Bonus			$-	$811,800	$1,623,600
Joseph A. Householder
Performance-based Restricted Stock Units based on TSR	1/02/15	12/8/14				-	11,230	22,460		$1,441,651
Performance-based Restricted Stock Units based on EPS Growth	1/02/15	12/8/14				-	2,810	5,620		$314,973
Performance-based Restricted Stock Units based on Cameron LNG	1/02/15	12/8/14				-	23,378	23,378		$2,620,440
Annual Bonus			$-	$524,100	$1,048,200
Martha B. Wyrsch
Performance-based Restricted Stock Units based on TSR	1/02/15	12/8/14				-	7,410	14,820		$951,259
Performance-based Restricted Stock Units based on EPS Growth	1/02/15	12/8/14				-	1,860	3,720		$208,487
Performance-based Restricted Stock Units based on Cameron LNG	1/02/15	12/8/14				-	10,010	10,010		$1,122,021
Annual Bonus			$-	$392,700	$785,400

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	Grant Date (A)	Autho- rization Date (A)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus) (B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (C)			All Other Stock Awards (D)	Grant Date Fair Value of Stock Awards (E)
			Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares
Steven D. Davis
Performance-based Restricted Stock Units based on TSR	1/02/15	12/8/14				-	4,200	8,400		$539,175
Performance-based Restricted Stock Units based on EPS Growth	1/02/15	12/8/14				-	1,050	2,100		$117,695
Service-based Restricted Stock Units	1/02/15	12/8/14				-	-	-	1,750	$196,158
Annual Bonus			$-	$339,300	$678,600

(A)	Grant and authorization dates are applicable to equity incentive awards, which consist of performance-based restricted stock units, and for Mr. Davis, also include service-based restricted stock units. The Compensation Committee authorizes these awards as part of annual compensation planning that is typically completed in December with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. The committee specifies a dollar value and other terms for the awards to be granted to each executive officer. On the January 2, 2015 grant date, the precise number of shares to be granted to each executive officer was calculated using the closing price for shares of our common stock on that date. Special equity awards also may be granted at other times, including upon the hiring or promotion of executive officers, for outstanding performance, or to promote retention. In 2015, Messrs. Snell and Householder and Ms. Wyrsch received special grants of performance-based restricted stock units to recognize their contributions to Cameron LNG and to the Company and to help to ensure their retention through the launch of Cameron LNG’s commercial operation.

(B)	Non-equity incentive plan awards consist of annual bonuses payable under our Executive Incentive Plan from a performance pool equal to 1.5 percent of operating income for the year with maximum bonuses not to exceed 30 percent of the performance pool for the Chief Executive Officer and 17.5 percent of the performance pool for each other plan participant. Amounts reported in the table represent estimates at the beginning of 2015 of bonuses expected to be paid under earnings and operational performance guidelines established by the Compensation Committee. These guidelines anticipate that the committee will apply downward discretion as permitted by the plan to reduce bonuses paid from plan maximums to the lower amounts contemplated by the guidelines. Outstanding corporate or individual performance may result in the payment of bonuses that exceed those contemplated by the guidelines to the extent the amounts paid are consistent with performance pool limitations. In no event will annual bonuses exceed the maximum bonuses established under the plan for each executive.

Bonus guidelines for 2015 were based on an adjusted earnings target of $1.200 billion and operational measures of employee and public safety and customer satisfaction. For information concerning the pre-established adjustments to earnings for incentive plan purposes, please refer to the section of the Compensation Discussion and Analysis titled “How was the 2015 earnings goal determined?” No bonuses were payable for earnings of less than $1.125 billion and maximum bonuses were payable for earnings of $1.285 billion. Bonuses for targeted earnings performance of $1.200 billion were set at levels ranging from 125 percent of base salary for the Chairman and Chief Executive Officer to 70 percent of base salary for the Executive Vice President, External Affairs and Corporate Strategy with maximum bonuses ranging from 250 percent to 140 percent of base salary, respectively. Ms. Reed’s bonus target was 125 percent with a maximum payout potential of 250 percent. Earnings for the year for bonus purposes were $1.289 billion. Accordingly, in February 2016, the Compensation Committee authorized the payment of bonuses to the executive officers in the amounts reported in the Summary Compensation Table as non-equity incentive plan compensation earned in 2015.

(C)	Equity incentive plan awards consist of performance-based restricted stock units. During the performance periods, dividends paid or that would have been paid on the shares subject to the award are reinvested or deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and performance vesting conditions as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

If the performance criteria are not satisfied or the executive’s employment is terminated during the performance period other than by death or certain other events that may be specified in the award agreement or the executive’s severance pay agreement, the award is forfeited subject to earlier vesting upon a change in control of the company or various events specified in the executive’s award agreement or severance pay agreement. For a discussion of the change in control vesting provisions applicable to these awards, see “Severance and Change in Control Arrangements.”

With the exception of the special awards granted to Messrs. Snell and Householder and Ms. Wyrsch, shares subject to the performance-based restricted stock units will vest or be forfeited at the beginning of 2018 based upon our total return to shareholders and earnings per share growth. The special awards granted to Messrs. Snell and Householder and Ms. Wyrsch will vest upon the commencement of commercial operations of Cameron LNG Train 1, provided that the company achieves positive 2015-2017 GAAP net income.

For the performance-based restricted stock units with a total shareholder return performance measure, the target number of shares will vest if we have achieved a cumulative three-year total return to shareholders that places us among the top 50 percent of the companies in the S&P 500 Utilities Index or if our cumulative total shareholder return meets or exceeds the cumulative total shareholder return of the S&P 500 Index with additional shares vesting ratably for performance above the 50th percentile of the S&P 500 Utilities Index to the maximum number (200 percent of the target number) for performance at or above the 90th percentile of that index. If our performance does not place us among the top 50 percent

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of the companies in the S&P 500 Utilities Index and our cumulative total shareholder return is below the cumulative total shareholder return of the S&P 500 Index, shares will vest for performance above the 30th percentile of the S&P 500 Utilities Index declining from the target number of shares at the 50th percentile to zero at the 30th percentile. The number of vesting shares may be adjusted upward or downward by 20 percent based on Sempra Energy’s absolute total shareholder return for the period compared to benchmarks based on historical performance. The modifier cannot cause the total award payout to exceed 200 percent of target.

For the performance-based restricted stock units with an earnings per share growth performance measure, the target number of shares will vest, subject to the Compensation Committee’s discretion, if we have achieved a compound annual growth rate of 4.7 percent with additional shares vesting ratably for performance above 4.7 percent to the maximum number (200 percent of the target number) for performance at or above 8.0 percent. If our compound annual earnings per share growth is less than 4.7 percent, shares will vest for performance above 3.2 percent declining from the target number of shares at 4.7 percent to zero at 3.2 percent. Such awards will not vest if the company does not achieve positive net income for the performance period.

Each executive officer holding restricted stock units may elect for us to withhold a sufficient number of vesting units to pay the minimum amount of withholding taxes that becomes payable upon satisfaction of the performance conditions.

(D)	Represents service-based restricted stock units that vest at the end of three years, subject to continued employment through the vesting date. During the service period, dividends paid or that would have been paid on the shares subject to the award are reinvested or deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and vesting conditions as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

If an executive’s employment is terminated during the service period other than by death or certain other events that may be specified in the award agreement or the executive’s severance pay agreement, the award is forfeited subject to earlier vesting upon a change in control of the company or various events specified in the executive’s award agreement or severance pay agreement. For a discussion of the change in control vesting provisions applicable to these awards, see “Severance and Change in Control Arrangements.”

(E)	These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. The value actually realized by executives from stock awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award.

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Outstanding Equity Awards at Year-End

We summarize below our grants of equity awards that were outstanding at December 31, 2015 for our executive officers named in the Summary Compensation Table. These grants consist solely of stock options and restricted stock units.

		Option Awards (Service-Based Stock Options) (A)					Performance-Based Restricted Stock Units (B)			Service-Based Restricted Stock Units (C)
		Number of Shares Underlying Unexercised Options					Number of Unearned/ Unvested Shares (D)		Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares (D)	Market Value of Unearned/ Unvested Shares
	Grant Date	Exercisable	Unexer- cisable	Exercise Price		Expiration Date
Debra L. Reed	01/02/15	-	-				-		$-
	01/02/15	-	-				23,547		2,213,642
	01/02/14	-	-				-		-
	01/02/14	-	-				24,160		2,271,315
	01/02/13						91,053		8,559,924
	01/03/12						140,852	(F)	13,241,508
	02/11/10	9,900	-	$49.77		02/10/20	-		-
	01/04/10	17,400	-	$55.90		01/03/20	-		-
	01/02/09	23,000	-	$43.75		01/01/19	-		-
		50,300	-	$49.14	(E)		279,612		$26,286,389
Mark A. Snell	01/02/15	-	-				-		$-
	01/02/15	-	-				8,329		782,991
	01/02/15	-	-				27,697		2,603,784
	01/02/14	-	-				-		-
	01/02/14	-	-				10,614		997,792
	01/02/13	-	-				45,022		4,232,541
	01/03/12	-	-				73,859	(F)	6,943,526
		-	-				165,521		$15,560,634
Joseph A. Householder	01/02/15	-	-				-		$-
	01/02/15	-	-				5,779		543,260
	01/02/15	-	-				24,038		2,259,848
	01/02/14	-	-				-		-
	01/02/14						7,090		666,517
	01/02/13	-	-				29,151		2,740,455
	01/03/12						46,560	(F)	4,377,098
	01/04/10	11,600	-	$55.90		01/03/20	-		-
	01/02/08	12,000	-	$61.41		01/01/18	-		-
		23,600	-	$58.70	(E)		112,618		$10,587,178
Martha B. Wyrsch	01/02/15	-	-				-		$-
	01/02/15	-	-				3,825		359,596
	01/02/15	-	-				10,293		967,622
	01/02/14	-	-				-		-
	01/02/14	-	-				5,908		555,431
	09/03/13	-	-				-		-
		-	-				20,026		$1,882,649

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		Option Awards (Service-Based Stock Options) (A)				Performance-Based Restricted Stock Units (B)			Service-Based Restricted Stock Units (C)
		Number of Shares Underlying Unexercised Options				Number of Unearned/ Unvested Shares (D)		Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares (D)		Market Value of Unearned/ Unvested Shares
	Grant Date	Exercisable	Unexer- cisable	Exercise Price	Expiration Date
Steven D. Davis	01/02/15	-	-			-		$ -
	01/02/15	-	-			2,159		202,998
	01/02/15	-	-						1,799		$169,165
	01/02/14	-	-			-		-
	01/02/14	-	-			2,743		257,879
	01/02/14	-	-						2,279		214,238
	01/02/13	-	-			12,540		1,178,892
	01/03/12	-	-			15,241	(F)	1,432,791
	01/03/12	-	-						3,126	(F)	293,906
		-	-			32,683		$3,072,560	7,204		$677,309

(A)	Stock options become exercisable as to one-quarter of the shares originally subject to the option grant on each of the first four anniversaries of the grant date, with immediate exercisability upon a change in control of the company or various events specified in the executive’s severance pay agreement. They remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of continuous service, the executive’s stock options expire three years (five years if the executive has attained age 62) after the termination of employment. Only Ms. Reed and Mr. Householder have outstanding options, and both have attained the age of 55 and completed more than five years of service. If an executive’s employment is terminated by death or disability prior to attaining age 55, the executive’s stock options expire twelve months after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. If an executive’s employment is otherwise terminated, the executive’s stock options expire 90 days after the termination of employment and are exercisable only as to the number of shares for which they were exercisable at the date of employment termination. For a discussion of the change in control vesting provisions applicable to these awards, see “Severance and Change in Control Arrangements.”

(B)	With the exception of the special 2015 awards granted to Messrs. Snell and Householder and Ms. Wyrsch, performance-based restricted stock units will vest or will be forfeited in whole or in part at the end of a four-year performance period (three years for the 2015 award) based upon our total return to shareholders compared to market and peer group indices and our earnings per share growth. Awards may be subject to earlier vesting upon a change in control of the company or various events specified in the award agreement or the executive’s severance pay agreement. If an executive’s employment is terminated after the executive has attained age 55 and completed five years of service, and the termination occurs after one year of the applicable performance period has been completed, the executive’s award is not forfeited as a result of the termination of employment but continues to be subject to forfeiture based upon the extent to which the related performance goals have been satisfied at the end of the applicable performance period. All named executive officers except Ms. Wyrsch have attained the age of 55 and completed at least five years of service. If an executive’s employment is otherwise terminated before the end of the applicable performance period, the executive’s award is forfeited. The special 2015 awards granted to Messrs. Snell and Householder and Ms. Wyrsch will vest upon the commencement of commercial operations of Cameron LNG Train 1, provided that the company achieves positive 2015-2017 GAAP net income.

We have reported the number and market value of shares subject to the awards (together with reinvested dividends and dividend equivalents) that would have vested at December 31, 2015 had the applicable performance and service periods ended at that date. As of December 31, 2015, the performance as a percentage of target was: zero percent for the January 2, 2015, January 2, 2014, and September 3, 2013 awards based on total shareholder return; 200 percent for the January 2, 2015 and January 2, 2014 awards based on earnings per share growth; 108 percent for the January 2, 2013 award based on total shareholder return; and 150 percent for the January 3, 2012 award based on total shareholder return. The number of shares that ultimately vest will depend upon the extent to which the performance measures have been satisfied at the actual end of the applicable performance period, and may be fewer or greater than the number reported in the table.

For awards that were below the minimum performance level required for vesting as of December 31, 2015, if performance as of December 31, 2015 had reached the level required for vesting at 100% of target for these performance-based restricted stock units (together with reinvested dividend equivalents), the number of shares reported for the awards would have been:

Grants Below Threshold Performance as of December 31, 2015

	January 2, 2015 Award		January 2, 2014 Award		September 2, 2013 Award
	Number of Shares at 100% of Target	Market Value at 12/31/15	Number of Shares at 100% of Target	Market Value at 12/31/15	Number of Shares at 100% of Target	Market Value at 12/31/15
Debra L. Reed	47,063	$4,424,383	48,606	$4,569,450
Mark A. Snell	16,627	$1,563,082	21,322	$2,004,510
Joseph A. Householder	11,547	$1,085,554	14,254	$1,339,977
Martha B. Wyrsch	7,619	$716,292	11,890	$1,117,804	5,025	$472,362
Steven D. Davis	4,319	$405,995	5,486	$515,757

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(C)	Service-based restricted stock units granted to Mr. Davis vest at the end of four years (three years for the 2015 awards), subject to continued employment through the vesting date.

(D)	Includes shares purchased and deemed purchased with reinvested dividends and dividend equivalents that become subject to the same forfeiture conditions as the shares to which the dividends relate.

(E)	Weighted average exercise price of all exercisable option shares. There were no unexercisable option shares. The weighted average exercise prices of exercisable option shares are $49.14 for Ms. Reed and $58.70 for Mr. Householder. Messrs. Snell and Davis and Ms. Wyrsch did not have any outstanding option shares as of December 31, 2015.

(F)	These units vested on January 4, 2016. The value realized upon the January 4, 2016 vesting of these shares, which is calculated using the closing price of Sempra Energy common stock on the vesting date, is set forth in Note C to “Option Exercises and Stock Vested.”

Option Exercises and Stock Vested

We summarize below the stock options that were exercised and restricted stock units that vested during 2015 for our executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (A)	Number of Shares Acquired on Vesting	Value Realized on Vesting (B)(C)
Debra L. Reed	-	$ -	143,537	$15,106,526
Mark A. Snell	27,100	$1,359,842	110,471	$11,475,963
Joseph A. Householder	-	$ -	61,238	$ 6,171,564
Martha B. Wyrsch	-	$ -	-	$ -
Steven D. Davis	-	$ -	16,740	$ 1,876,375

(A)	Difference between the market value of option shares on the exercise date and the option exercise price.

(B)	Market value of vesting stock (including reinvested dividends) at the vesting date.

(C)	The amounts shown in the table above relate to the restricted stock unit awards granted in January 2011, which vested at 150 percent on January 2, 2015 and to 2011 promotional awards granted to Ms. Reed and Messrs. Snell and Householder. Ms. Reed’s promotional award vested on July 1, 2015 at 150 percent of target with relative total shareholder performance at the 97th percentile of the S&P 500 Utilities Index peer group. Mr. Snell’s and Mr. Householder’s promotional awards vested on September 12, 2015 at 150 percent with relative total shareholder return performance at the 96th percentile of the S&P 500 Utilities Index peer group.

The restricted stock unit awards granted in January 2012 vested on January 4, 2016 and are not reflected in the table above. The number of those units that vested and their market value at the vesting date were 140,852 units and $13,124,601 for Ms. Reed; 73,859 units and $6,882,223 for Mr. Snell; 46,560 units and $4,338,453 for Mr. Householder; and 18,367 units and $1,711,452 for Mr. Davis. Ms. Wyrsch had not yet joined the company at the time these grants were awarded.

Pension Benefits

Our executive officers participate, along with most other employees, in our Cash Balance Plan, a broad-based tax-qualified retirement plan. Under the plan, we annually credit to a notional account for each participant an amount equal to 7.5 percent of the participant’s salary and bonus. Account balances earn interest and are fully vested after three years of service.

In addition to the Cash Balance Plan, our executive officers participate in a Supplemental Executive Retirement Plan. Under the plan, benefits are calculated using a defined benefit formula based on final average earnings (average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement), years of service and age at retirement of the executive officer and the officer’s spouse.

Benefits under the defined benefit formula begin to vest after five years of service and attainment of age 55, with full vesting when age plus years of service total 70 or the executive attains age 60. Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50 percent joint and survivor annuity is 20 percent after five years of service, 40 percent after 10 years of service, 50 percent after 15 years of service, 60 percent after 20 years of service, 62.5 percent after 30 years of service, and 65 percent after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.

Supplemental Executive Retirement Plan participants with at least three years of service who do not meet the minimum vesting criteria under the defined benefit formula (five years of service and attainment of age 55) are entitled to a benefit equal to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans.

Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under the Cash Balance Plan.

Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit.

We summarize below the present value of accumulated benefits under our various retirement plans at December 31, 2015 for our executive officers named in the Summary Compensation Table.

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PENSION BENEFITS AT YEAR-END

	Plan	Years of Credited Service	Present Value of Accumulated Benefit (A)(B)
Debra L. Reed	Cash Balance Plan	38	$ 1,439,777
	Supplemental Executive Retirement Plan	38	26,590,836
	Total		$28,030,613
Mark A. Snell	Cash Balance Plan	15	$ 304,700
	Supplemental Executive Retirement Plan	15	12,707,972
	Total		$13,012,672
Joseph A. Householder	Cash Balance Plan	14	$ 330,735
	Supplemental Executive Retirement Plan	14	9,502,157
	Total		$ 9,832,892
Martha B. Wyrsch	Cash Balance Plan	2	$ 52,213
	Supplemental Executive Retirement Plan	2	1,079,317
	Total		$ 1,131,530
Steven D. Davis	Cash Balance Plan	36	$ 1,246,323
	Supplemental Executive Retirement Plan	36	7,865,678
	Total		$ 9,112,001

(A)	Based upon the assumptions used for financial reporting purposes set forth in Note 7 of the Notes to Consolidated Financial Statements contained in our Annual Report to Shareholders, except retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance Plan are based on the greater of the amounts payable under the plan or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amount shown for the Supplemental Executive Retirement Plan is the present value of the incremental benefit over that provided by the Cash Balance Plan.

(B)	All of the named executive officers except Ms. Wyrsch are eligible for early retirement benefits. At year-end 2015, Ms. Reed and Mr. Snell were age 59, Mr. Householder was age 60 and Mr. Davis was age 59. Had they retired at December 31, 2015 and received their benefits under the plans as a lump sum, their early retirement benefits would have been $30,224,817 for Ms. Reed; $13,958,082 for Mr. Snell; $10,313,901 for Mr. Householder; and $9,642,528 for Mr. Davis.

Nonqualified Deferred Compensation

Our nonqualified Employee and Director Savings Plan permits executives to elect on a year-by-year basis to defer the receipt of a portion of their annual salary and bonus for payment in installments or in a lump sum at a future date in connection with an executive’s separation from service or on a fixed in-service distribution date. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.

The timing and form of distribution are selected by the executive at the time of the deferral election, and subsequent changes are limited. In the event of a change in control, participant accounts are distributed in a lump sum immediately prior to the date of the change in control. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110 percent of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Rate plus one percent (5.42 percent for 2015) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under our tax-qualified 401(k) Savings Plans in which all employees may participate. Deferrals of performance-based restricted stock unit awards must be directed into the Sempra Energy phantom stock account.

We summarize below information regarding the participation in our nonqualified deferred compensation plans by our executive officers named in the Summary Compensation Table. None of our named executive officers received any payments of nonqualified deferred compensation during the year ended December 31, 2015.

	Executive Contributions in 2015 (A)	Company Contributions in 2015 (B)	Aggregate Earnings in 2015 (C)	Aggregate Balance at 12/31/15 (D)
Debra L. Reed	$2,199,549	$115,682	$ 78,931	$10,972,274
Mark A. Snell	$1,109,321	$ 55,889	$204,409	$ 4,555,427
Joseph A. Householder	$ 214,598	$ 41,225	$ (7,805)	$ 1,835,146
Martha B. Wyrsch	$ 614,020	$ 31,993	$ 27,592	$ 673,605
Steven D. Davis	$ 317,575	$ 23,577	$ 50,973	$ 2,343,899

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(A)	Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. Timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table. Executive contributions in 2015 that are also included as 2015 salary and bonus compensation reported in the Summary Compensation Table total $80,584 for Ms. Reed; $400,661 for Mr. Snell; $39,238 for Mr. Householder; $33,640 for Ms. Wyrsch; and $75,225 for Mr. Davis.

(B)	Company contributions mirror the amounts that the executive would have received under our tax-qualified 401(k) Savings Plan but for maximum dollar limitations on amounts that may be deferred under tax-qualified plans but do not include the “stretch match” provided under the Savings Plan. These contributions are also reported as compensation in the Summary Compensation Table.

(C)	Earnings are measured as the difference in deferred account balances between the beginning and the end of the year minus executive and company contributions during the year. Earnings consisting of above-market interest are reported in the Summary Compensation Table. Excluding above-market interest, earnings (losses) for 2015 were ($56,532) for Ms. Reed; $140,441 for Mr. Snell; ($28,694) for Mr. Householder; $18,974 for Ms. Wyrsch; and $32,950 for Mr. Davis. These earnings are not reported in the Summary Compensation Table.

(D)	Year-end balances consist of executive and company contributions and earnings on contributed amounts. All contributions and all earnings that consist of above-market interest have been included in the Summary Compensation Table for 2015 or prior years or would have been so included had the current reporting requirements been applicable to the executive. Such aggregate amounts reported in the Summary Compensation Table for fiscal years 2013, 2014 and 2015 are $4,055,639 for Ms. Reed; $2,724,788 for Mr. Snell; $557,569 for Mr. Householder; $654,630 for Ms. Wyrsch; and $359,175 for Mr. Davis.

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Severance and Change in Control Benefits

We have a severance pay agreement with each of our executive officers named in the Summary Compensation Table. Each agreement is for a two-year term and is automatically extended for an additional year upon each agreement’s anniversary unless we or the executive elect not to extend the term.

The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the agreement’s term for reasons other than cause, death or disability, or the executive were to do so for “good reason” as defined in the agreement. The nature and amount of the severance benefits vary somewhat with the executive’s position, and increased benefits are provided if the executive enters into an agreement with the company to provide consulting services for two years and abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits also are provided if the termination of employment were to occur within two years following a “change in control” of the company.

The definitions of “cause” and “good reason” vary somewhat based on whether the termination of employment occurs before or after a change in control of the company. However, “cause” is generally defined to include a willful and continued failure by the executive to perform his or her duties to the company, and “good reason” is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities and certain changes in employment location. A “change in control” is defined in the agreements to include events resulting in a change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets.

Outstanding stock option, restricted stock and restricted stock unit agreements for grants prior to May 9, 2013 provide that all stock options would become immediately exercisable and all forfeiture and transfer conditions on restricted stock and restricted stock units would immediately terminate upon a change in control of the company, whether or not accompanied or followed by a termination of the executive’s employment. Awards granted after May 9, 2013 under the 2013 Long-Term Incentive Plan include a double trigger provision for vesting of equity in connection with a change in control. Restricted stock unit awards issued to date under the 2013 Long-Term Incentive Plan provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Section 16 of the 2013 Long-Term Incentive Plan. If awards are not assumed or replaced or if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, awards would vest upon a change in control. Such awards vest at the greater of target performance level or the actual performance level had the performance period ended on the last day of the calendar year immediately preceding the date of the change in control (or, for awards based on total shareholder return, had the performance period ended on the date of the change in control). All named executive officers except Ms. Wyrsch have attained the age of 55 and completed at least five years of service. Also, any outstanding awards would immediately vest upon an executive’s involuntary termination other than for cause, termination for “good reason”, death, disability, or retirement during the three-year period following a change in control.

We summarize below the benefits each of our executive officers named in the Summary Compensation Table would have been entitled to receive had we terminated his or her employment (other than for cause, death or disability) at December 31, 2015 or had the executive done so for good reason, and the benefits each executive would have been entitled to receive had the termination occurred within two years following a change in control of the company. These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance. We also show the benefits that each executive would have been entitled to receive (accelerated vesting of restricted stock units) had a change in control of the company occurred on December 31, 2015, whether or not accompanied or followed by a termination of the executive’s employment.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason		Change in Control Only
	Unrelated to a Change in Control	Change in Control	(Without Termination of Employment)
Debra L. Reed
Lump Sum Cash Payment (A)	$6,780,667	$10,171,000	$ -
Acceleration of Existing Equity Awards (B)	-	35,280,181	35,280,181
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	45,484	93,534	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$6,926,151	$45,669,715	$35,280,181
Mark A. Snell
Lump Sum Cash Payment (A)	$3,808,067	$ 5,712,100	$ -
Acceleration of Existing Equity Awards (B)	-	19,128,226	19,128,226
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	59,968	115,251	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$3,968,035	$25,080,577	$19,128,226

62    SEMPRA ENERGY - 2016 Proxy Statement

EXECUTIVE COMPENSATION

	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason		Change in Control Only
	Unrelated to a Change in Control	Change in Control	(Without Termination of Employment)
Joseph A. Householder
Lump Sum Cash Payment (A)	$2,780,533	$ 4,170,800	$ -
Acceleration of Existing Equity Awards (B)	-	13,012,707	13,012,707
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	59,962	115,841	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$2,940,495	$17,424,348	$13,012,707
Martha B. Wyrsch
Lump Sum Cash Payment (A)	$2,026,900	$ 3,040,350	$ -
Acceleration of Existing Equity Awards (B)	-	3,731,594	-
Enhanced Retirement Benefits (C)	-	1,259,384	-
Health and Welfare Benefits (D)	43,110	94,316	-
Financial Planning (E)	50,000	75,000	-
Outplacement	50,000	50,000	-
Total	$2,170,010	$ 8,250,644	$ -
Steven D. Davis
Lump Sum Cash Payment (A)	$1,399,000	$ 1,865,333	$ -
Acceleration of Existing Equity Awards (B)	-	4,091,460	4,091,460
Enhanced Retirement Benefits (C)	-	-	-
Health and Welfare Benefits (D)	21,474	45,504	-
Financial Planning (E)	37,500	50,000	-
Outplacement	50,000	50,000	-
Total	$1,507,974	$ 6,102,297	$ 4,091,460

(A)	Severance payment ranging from one-half to one times (from one to two times following a change in control) the sum of annual base salary and the average of the last three incentive bonuses. An additional one times the sum of annual base salary and the average of the last three incentive bonuses is conditioned upon the executive’s agreement to provide post-termination consulting services and abide by restrictive covenants related to non-solicitation and confidentiality. Excludes payment of bonus earned in the year of termination.

(B)	Fair market value at December 31, 2015 of shares subject to performance-based restricted stock units for which forfeiture restrictions would terminate.

Includes the full value of the 2012 restricted stock unit award that vested on January 4, 2016. The value realized upon the vesting of this award is discussed under “Executive Compensation — Option Exercises and Stock Vested — Footnote C.”

(C)	For Ms. Wyrsch, the amount shown for termination accompanied by a change in control is the incremental actuarial value assuming that she had attained age 62, but reduced for applicable early retirement factors.

(D)	Estimated value associated with continuation of health benefits for two years (18 months for Mr. Davis) for termination unrelated to a change in control and continuation of health, life, disability and accident benefits for three years (two years for Mr. Davis) for termination accompanied by a change in control.

(E)	Estimated value associated with continuation of financial planning services for two years (18 months for Mr. Davis) for termination unrelated to a change in control, and three years (two years for Mr. Davis) for termination accompanied by a change in control.

Executive officers who voluntarily terminate their employment (other than for good reason) or whose employment is terminated by death or by the company for cause are not entitled to enhanced benefits.

This Notice of Annual Meeting and Proxy Statement are sent by order of the Sempra Energy Board of Directors.

Justin C. Bird

Corporate Secretary

Dated: March 25, 2016

SEMPRA ENERGY - 2016 Proxy Statement    63

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS, DILUTED EARNINGS PER SHARE (EPS) AND EPS GROWTH RATE TO SEMPRA ENERGY ADJUSTED EARNINGS, EPS AND EPS GROWTH RATE (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share in 2010 through 2015 exclude:

In 2010:

•	$155 million losses from our former Sempra Commodities segment, comprised of a write-down of our joint venture investment of $305 million and income tax benefits of $166 million associated with the sale of the businesses in 2010 in the joint venture partnership.

In 2011:

•	$277 million gain from the remeasurement of equity method investments in Chilquinta Energía and Luz del Sur as a result of acquiring controlling interests in these entities.

In 2012:

•	$214 million impairment charge on our investment in Rockies Express Pipeline LLC (Rockies Express), net of a $25 million Kinder Morgan receipt.

In 2013:

•	$119 million loss from plant closure resulting from the early retirement of San Diego Gas & Electric Company’s (SDG&E) San Onofre Nuclear Generating Station (SONGS); and

•	$77 million retroactive impact at SDG&E and Southern California Gas Company of the 2012 General Rate Case (GRC) for the full-year 2012.

In 2014:

•	$21 million charge to adjust the total plant closure loss from the early retirement of SONGS.

In 2015:

•	$36 million gain on the sale of the remaining block of the Mesquite Power plant;

•	$15 million reduction in the plant closure loss related to SONGS, primarily due to California Public Utilities Commission approval of SDG&E’s compliance filing for authorized recovery of its investment in SONGS; and

•	$10 million of liquefied natural gas (LNG) liquefaction development expenses.

Sempra Energy Adjusted Earnings, Adjusted Earnings Per Share and the Earnings-Per-Share Growth Rates based on Adjusted Earnings Per Share, both year-to-year growth rates and compound annual growth rates (CAGR) for multi-year periods, are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy’s business operations from 2015 to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings, Diluted Earnings Per Common Share and Earnings-Per-Share Growth Rates, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

64    SEMPRA ENERGY - 2016 Proxy Statement

	Years ended December 31,
(Dollars in millions, except per share amounts)	2010	2011	2012	2013	2014	2015
Sempra Energy GAAP Earnings	$709	$1,331	$859	$1,001	$1,161	$1,349
Exclude:
Gain on sale of Mesquite Power block 2	-	-	-	-	-	(36)
Plant closure loss (adjustment)	-	-	-	119	21	(15)
LNG liquefaction development expenses	-	-	-	-	-	10
Retroactive impact of 2012 GRC for full-year 2012	-	-	-	(77)	-	-
Rockies Express impairment charge, net of Kinder Morgan receipt	-	-	214	-	-	-
Remeasurement gain	-	(277)	-	-	-	-
Sempra Commodities losses	155	-	-	-	-	-
Sempra Energy Adjusted Earnings	$864	$1,054	$1,073	$1,043	$1,182	$1,308
Diluted earnings per common share:
Sempra Energy GAAP Earnings	$2.86	$5.51	$3.48	$4.01	$4.63	$5.37
Sempra Energy Adjusted Earnings	$3.49	$4.36	$4.35	$4.18	$4.71	$5.21
Weighted-average number of shares outstanding, diluted (thousands)	247,942	241,523	246,693	249,332	250,655	250,923
% increase in GAAP EPS (EPS Growth Rate) in 2015 compared to 2014						16%
% increase in Adjusted EPS (Adjusted EPS Growth Rate) in 2015 compared to 2014						11%
% increase in GAAP EPS (EPS Growth Rate) in 2014 compared to 2013					15%
% increase in Adjusted EPS (Adjusted EPS Growth Rate) in 2014 compared to 2013					13%
GAAP Five-Year (2010 to 2015) CAGR						13%
Adjusted Five-Year (2010 to 2015) CAGR						8%
GAAP Three-Year (2012 to 2015) CAGR						16%
Adjusted Three-Year (2012 to 2015) CAGR						6%

SEMPRA ENERGY 2015 ORIGINAL AND UPDATED ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGES (Unaudited)

Sempra Energy 2015 Original Adjusted Earnings-Per-Share Guidance Range of $4.60 to $5.00 and Updated Adjusted Earnings-Per-Share Guidance Range of $4.95 to $5.15 excluded 1) a $0.14 per diluted share after-tax gain from the April 2015 sale of the remaining block of the Mesquite Power Plant, 2) $0.05 per diluted share from the reduction in the first quarter of 2015 in the plant closure loss related to SONGS, and 3) $0.05 per diluted share for estimated after-tax development expenses associated with LNG liquefaction development. Sempra Energy’s 2015 Original and Updated Adjusted Earnings-Per-Share Guidance ranges are non-GAAP financial measures. Because of the significance and nature of these excluded items, management believes this non-GAAP measure provides better clarity into the ongoing results of the business and the comparability of such results to prior and future periods. Sempra Energy 2015 Original and Updated Adjusted Earnings-Per-Share Guidance should not be considered an alternative to diluted earnings per share determined in accordance with GAAP.

SEMPRA ENERGY - 2016 Proxy Statement    65

Appendix B

COMPANIES INCLUDED IN GENERAL INDUSTRY BENCHMARKING REVIEW (FORTUNE 500 COMPANIES IN HEWITT’S TCM DATABASE WITH REVENUES OF $5 BILLION TO $20 BILLION)

Company	Company	Company	Company
Advanced Micro Devices, Inc.	Dana Holding Corporation	MeadWestvaco Corporation	Stryker Corporation
The AES Corporation	Darden Restaurants, Inc.[1]	Medtronic, Inc.[1]	SUPERVALU INC.[1]
Agilent Technologies, Inc.	Dean Foods Company	Micron Technology, Inc.	Symantec[1]
Air Products and Chemicals, Inc.	Dollar General Corporation	Mohawk Industries, Inc.	Tenet Healthcare Corporation
Allergan, Inc.	Domtar Corporation	The Mosaic Company	Terex Corporation
Altria Group, Inc.	Dover Corporation	Motorola Solutions, Inc.	Texas Instruments Incorporated
Ameren Corporation	Dr Pepper Snapple Group, Inc.	Navistar International	Textron Inc.
AmericanElectric Power Company, Inc.	DTE Energy Company	NCR Corporation	Thermo Fisher Scientific Inc.
Amgen Inc.	Eastman Chemical Company[1]	NetApp Inc.[1]	TRW Automotive Holdings Corp.
Applied Materials, Inc.	Ecolab Inc.	Newell Rubbermaid Inc.	United Stationers Inc.
Automatic Data Processing, Inc.	Edison International	Newmont Mining Corporation	VF Corporation
AutoNation, Inc.	Entergy Corporation	NextEra Energy, Inc.	Visteon Corporation
Avery Dennison Corporation	The Estee Lauder Companies Inc.	NII holdings	W.W. Grainger, Inc.
Avis Budget Group, Inc.	FirstEnergy Corp.	Norfolk Southern Corporation	Waste Management, Inc.
Ball Corporation	General Mills, Inc.[1]	NRG Energy, Inc.	Wesco International, Inc.
Baxter International Inc.	Genuine Parts Company	OfficeMax Incorporated	The Western Union Company
Becton Dickinson and Company	The Goodyear Tire & Rubber Company	ONEOK, Inc.	Whirlpool Corporation
Biogen Idec Inc.	Harley-Davidson, Inc.	Owens-Illinois, Inc.	The Williams Companies, Inc.
BorgWarner Inc.	The Hershey Company	PACCAR Inc	Windstream Communications
Boston Scientific Corporation	Hilton Worldwide	PetSmart, Inc.	Xcel Energy Inc.
Bristol-Myers Squibb Company	Hormel Foods Corporation	PG&E Corporation	YUM Brands, Inc.
Broadcom Corporation	Illinois Tool Works Inc.	PPG Industries, Inc.
Cablevision Systems Corporation	Ingredion (Former Name Corn Products International, Inc.)	PPL Corporation
Campbell Soup Company	J. C. Penney Company, Inc.	Precision Castparts Corp.[1]
Celgene Corporation	The J. M. Smucker Company[1]	Public Service Enterprise Group Incorporated
Centene Corporation	Jabil Circuit, Inc.	PVH Corp.[1]
CenterPoint Energy, Inc.	Jarden Corporation	Rockwell Automation, Inc.
Cliffs Natural Resources Inc.	KBR, Inc.	Ryder System, Inc.
The Clorox Company	Kellogg Company	SanDisk Corporation
CMS Energy Corporation	Kelly Services, Inc.	Seaboard Corporation
Colgate-Palmolive Company	L-3 Communications Holdings, Inc.	The Sherwin-Williams Company
Con-way Inc.	Lear Corporation	Sonic Automotive, Inc.
ConAgra Foods, Inc.[1]	Marriott International, Inc.	Spectra Energy Corp
Consolidated Edison	Masco Corporation	SPX Corporation
Cummins Inc.	Mattel, Inc.	Starbucks Corporation

[1]	Revenue and net income data for these companies are based on fiscal year 2014. Information for all other companies is based on fiscal year 2015.

66    SEMPRA ENERGY - 2016 Proxy Statement

Appendix C

COMPANIES INCLUDED IN UTILITIES BENCHMARKING REVIEW (S&P 500 UTILITIES INDEX COMPANIES)

Company	Company	Company
The AES Corporation	Edison International	PG&E Corporation
AGL Resources	Entergy Corporation	Pinnacle West Capital Corp.
Ameren Corporation	Exelon	PPL Corporation
American Electric Power Company, Inc.	FirstEnergy Corp.	Public Service Enterprise Group Incorporated
CenterPoint Energy, Inc.	Integrys Energy Group	SCANA Corp.
CMS Energy Corporation	NextEra Energy, Inc.	Southern Company
Consolidated Edison	NiSource, Inc.	TECO Energy
Dominion Resources	Northeast Utilities (now Eversource Energy)	Wisconsin Energy Corp.
DTE Energy Company	NRG Energy, Inc.	XCEL Energy, Inc.
Duke Energy	Pepco Holdings, Inc.

SEMPRA ENERGY - 2016 Proxy Statement    67

DIRECTIONS

Sempra Energy Annual Shareholders Meeting
May 12, 2016

There is both self and valet parking at the hotel. The cost of parking, including gratuity, will be covered by Sempra Energy.

DETAIL MAP **OVERVIEW MAP**

55
73
SAN JOAQUIN HILLS RD.
SANTA BARBARA DR.
JAMBOREE RD.
NEWPORT BAY
MACARTHUR BLVD.
1
PACIFIC COAST HWY.
5
N
405
55
1
JAMBOREE RD.
73
NEWPORT BEACH
MARRIOTT
HOTEL

From The North:
Take Route 5 or 405 south to the 55 Freeway south. Take the 55 Freeway south to 73 south. Exit Jamboree Road and turn right. Proceed southbound on Jamboree Road 1.5 miles to Santa Barbara Drive and turn left. Continue on Santa Barbara Drive for a half mile and the hotel will be on your right. Signs/staff will direct you to the complimentary parking and the ballroom entrance.

From The South:
Take Route 5 north to 405 north. Exit on Jamboree Road and turn left. Proceed southbound on Jamboree Road four miles to Santa Barbara Drive and turn left. Continue on Santa Barbara Drive for a half mile and the hotel will be on your right. Signs/staff will direct you to the complimentary parking and the ballroom entrance.

488 8th Ave.

San Diego, CA 92101

sempra.com

© 2016 Sempra Energy. All copyright

and trademark rights reserved.

ADMISSION TICKET

ADMIT ONE SHAREHOLDER AND GUEST

Sempra Energy

2016 Annual Shareholders Meeting

Thursday, May 12, 2016 - 9:00 a.m.

Newport Beach Marriott Hotel

900 Newport Center Drive

Newport Beach, California 92660

Directions to the meeting are located

at the end of the Proxy Statement

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Check-in will begin at 8:00 a.m.

Cameras, tape recorders and similar devices will not be allowed in the meeting room.

YOUR VOTE IS IMPORTANT:

Even if you plan to attend the Annual Meeting in person,

please vote your shares by proxy, telephone or Internet prior to the meeting.

0	¢

SEMPRA ENERGY

ANNUAL SHAREHOLDERS MEETING --- MAY 12, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on the reverse side of this proxy card.

DEBRA L. REED and MARTHA B. WYRSCH, jointly or individually and with full power to act without the other and with full power of substitution, are authorized to represent and vote the shares of the undersigned at the Sempra Energy 2016 Annual Shareholders Meeting, and at any adjournment or postponement thereof, in the manner directed on the reverse side of this card and in their discretion on all other matters that may properly come before the meeting.

This card also provides voting instructions for shares held in the Sempra Energy Direct Stock Purchase Plan and Employee Savings Plans of Sempra Energy and its subsidiaries, as applicable.

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢

SEMPRA ENERGY

ANNUAL SHAREHOLDERS MEETING

May 12, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown to the right.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown to the right.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.astproxyportal.com/ast/Sempra.

Ü  Please detach along perforated line and mail in the envelope provided if you are not voting by telephone or the Internet.  Ü

¢	051216

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).

IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES.					FOR	AGAINST	ABSTAIN
1. Election of Directors:				09. Lynn Schenk	☐	☐	☐
	FOR	AGAINST	ABSTAIN	10. Jack T. Taylor	☐	☐	☐
01. Alan L. Boeckmann	☐	☐	☐	11. James C. Yardley	☐	☐	☐
02. Kathleen L. Brown	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
03. Pablo A. Ferrero	☐	☐	☐		FOR	AGAINST	ABSTAIN
04. William D. Jones	☐	☐	☐	2. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐
05. William G. Ouchi	☐	☐	☐	3. Advisory Approval of our Executive Compensation.	☐	☐	☐
06. Debra L. Reed	☐	☐	☐
07. William C. Rusnack	☐	☐	☐
08. William P. Rutledge	☐	☐	☐

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU WANT CONFIDENTIAL VOTING.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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